Exhibit 10.1

TAX LIEN LOAN AND SECURITY AGREEMENT

Dated as of May 15, 2013

by and among

PFS FINANCIAL 1, LLC,

as a Borrower,

PFS FINANCE HOLDINGS, LLC,

as the Borrower Representative,

THE BORROWERS FROM TIME TO TIME PARTY HERETO,

each as a Borrower,

and

WELLS FARGO BANK, N.A.,

as the Lender

Certain information in this Exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Omissions are designated as [***].

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SCHEDULES
Schedule A	-	Eligible Tax Lien Criteria
Schedule B	-	Eligible Jurisdictions
Schedule C	-	Applicable Statutes
Schedule D	-	Advance Rates
Schedule E	-	Tax Lien File
Schedule F	-	List of Borrower Series

EXHIBITS
Exhibit A	-	Form of Funding Request
Exhibit B	-	Form of Note
Exhibit C	-	Independent Director/Independent Manager Requirements
Exhibit D	-	Form of Power of Attorney
Exhibit E	-	Form of Non-Financed Tax Liens List
Exhibit F	-	Special Purpose Entity Covenants

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TAX LIEN LOAN AND SECURITY AGREEMENT

This Tax Lien Loan and Security Agreement, dated as of May 15, 2013, is by and among PFS FINANCIAL 1, LLC, a Delaware limited liability company, as a borrower, each person who becomes a party hereto on behalf of itself and each of its Series now existing and hereafter established pursuant to a Joinder Agreement (collectively with PFS FINANCIAL 1, LLC, the “Borrowers” and each a “Borrower”), PFS FINANCE HOLDINGS, LLC, a Delaware limited liability company, as borrower representative on behalf of the Borrowers (the “Borrower Representative”) and WELLS FARGO BANK, N.A. (the “Lender” each of the Lender, the Borrower Representative and the Borrowers are referred to herein from time to time individually as a “Party” and collectively as the “Parties”).

BACKGROUND

The Borrowers have requested and the Lender has agreed to make available to the Borrowers a secured revolving credit facility in the amount of the Commitment Amount, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

Article I

Definitions; Construction

Section 1.1      Definitions.

Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

Account Bank:    U.S. Bank National Association, or any other bank agreed upon by the Borrowers and the Lender.

Account Control Agreement:  A control agreement with respect to the Expense Reserve Account and the Interest Reserve Account, dated as of the date of this Agreement, among the Borrowers, the Borrower Representative, the Lender, the Account Bank and the Servicer.

Additional Amount:  As defined in Section 8.4(a).

Advance Rate:    For any Tax Lien, the percentage applicable thereto, as set forth in Schedule D hereto.

Affiliate:    With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

Agreement:  This Tax Lien Loan and Security Agreement and all exhibits and schedules hereto, as the same may be amended, modified, restated, replaced or supplemented from time to time in accordance with the provisions hereof.

Alternative Rate:  A rate per annum equal to the greater of (i) the Prime Rate and (ii) the LIBO Rate plus the Applicable Margin.

Anti-Terrorism Laws:  Any law, rule or regulation relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

Applicable Laws:    All laws of any Governmental Authority applicable to the matters contemplated by this Agreement, including any ordinances, judgments, decrees, injunctions, writs, orders and other legally binding actions of any Governmental Authority, common law and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

Applicable Margin:  As of any date of determination with respect to any Tax Lien, a per annum rate equal to (i) if the Property related to such Tax Lien is located in the State of Texas, 3.00% or (ii) if the Property related to such Tax Lien is located in any other Eligible Jurisdiction, 3.25%.

Applicable Statute:    With respect to any Tax Lien and any jurisdiction, the applicable law set forth in the categories listed on Schedule C hereto, as amended, supplemented, modified, replaced, restated and otherwise in effect from time to time.

Assigned Tax Lien:  Any Tax Lien with respect to any Property (i) acquired by a Borrower from any Person other than the Municipality that issued such Tax Lien or (ii) with respect to any Texas Tax Asset, was originated by any Person other than a Borrower.

Auction Sale:  An auction sale conducted by a tax collector of a Municipality within an Eligible Jurisdiction at which one or more tax lien certificates are sold in accordance with the Applicable Statute.

Available Amount:  With respect to any requested Loan, the least of (a) the amount requested by the Borrowers, (b) an amount that, when added to the Note Balance, will not cause the Note Balance to exceed the Borrowing Base and (c) an amount that, when added to the Note Balance, will not cause the Note Balance to exceed the Commitment on such date.

Available Funds:  For any Payment Date, the aggregate amount of Collections received during the related Collection Period.

Bankruptcy Code:  Title 11 of the United States Code, as amended.

Bill of Sale:  The bill of sale relating to the transfer of a Tax Lien to a Borrower, dated as of the date of such sale, executed by the related transferor.

Borrower and Borrowers:  As defined in the preliminary statements hereto.

Borrower Representative:  As defined in the preliminary statements hereto.

Borrowing Base:  As of the date of determination, an amount equal to (a) the aggregate of the products for each Eligible Tax Lien of the Principal Balance of such Eligible Tax Lien and the applicable Advance Rate, minus (b) the Excess Concentration Amount.

Borrowing Base Deficiency:  Shall exist on any day on which the Note Balance (as of such date of date) exceeds the Borrowing Base (as of such date of date).

Business Day:  Any day other than a Saturday or a Sunday (a) on which banks in the States of New York, California or North Carolina are not authorized or obligated by law or executive order to be closed, or (b) if the term “Business Day” is used in connection with the determination of the LIBO Rate, any day on which dealings in Dollar deposits are carried on in the London interbank market.

Change of Control:  The (i) failure of Encore Capital Group, Inc. to directly or indirectly own and control all of the Equity Interests of PFS Finance Holdings, LLC, (ii) failure of PFS Finance Holdings, LLC to directly own and control, subject to the pledge to the Lender under the Guaranty and Security Agreement, all of the Equity Interests of each of the Borrowers or (iii) occurrence of an event which is a “Change of Control” under the Senior Credit Agreement.

Code:  The U.S. Internal Revenue Code of 1986, as amended.

Closing Date:  May 16, 2013.

Collateral:  Any and all rights and interests in or to each Tax Lien in which any of the Borrowers has an interest, whether now owned or hereafter created or acquired, pledged from time to time as security for the Obligations, which shall specifically include, without limitation, all of the following with respect each of the Borrowers:

(a)      all now owned or existing and hereafter acquired, created, or arising Tax Liens;

(b)      all Collections of such Tax Liens;

(c)      each Bill of Sale;

(d)      all Servicing Rights related to such Tax Liens;

(e)      all Servicing Files and all documents comprising such Servicing Files;

(f)      all Tax Lien Files related to such Tax Liens and all documents comprising such Tax Lien Files;

(g)      amounts and property from time to time on deposit in the Collection Account and the Collection Account;

(h)      all deposit, collection, escrow, reserve, collateral or lock-box accounts and all amounts and property from time to time on deposit therein related to the Tax Liens;

(i)       all Related Rights;

(j)       all rights of such Borrower under the Servicing Agreement and the Servicing Agreement;

(k)      all accessions, additions, attachments, improvements, substitutions and replacements thereto;

(l)       all now owned and hereafter acquired, created or arising general intangibles of every nature, kind and description, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

(m)      all now owned and hereafter acquired equipment wherever located, and all replacements, parts, accessions, substitutions and additions thereto;

(n)       all now owned or hereafter acquired fixtures, wherever located;

(o)       all now owned and hereafter acquired, created or arising chattel paper (including electronic chattel paper), instruments and documents (including bills of lading, warehouse receipts and other documents of title) of every nature, kind and description;

(p)       all now owned and hereafter acquired, created or arising Supporting Obligations and letter-of-credit rights of every nature, kind and description;

(q)       all now existing and hereafter acquired or arising deposit accounts reserves and credit balances of every nature, wherever located, and all documents and records associated therewith;

(r)       each series listed on Schedule F hereto, together with any and all other securities, cash or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such series, together with the proceeds thereof;

(s)       all property (personal or otherwise), now or hereafter in the possession of the Lender;

(t)       all now owned or hereafter acquired investment property of every kind; and

(u)      the accessions to, and substitutions for and all replacements, products and proceeds (including, without limitation, insurance proceeds and insurance premiums), whether cash or non-cash, of all of the foregoing Property and interests in Property;

but excluding all Retained Interests, all Non-Financed Tax Liens, and all proceeds of any Non-Financed Tax Liens. As used herein, each of the terms and phrases “general intangibles”,

“equipment”, “fixtures”, “chattel paper”, “electronic chattel paper”, “instruments”, “documents”, “supporting obligations”, “letter-of credit rights”, “investment property” and “proceeds” shall have the respective meaning assigned thereto in Articles 8 and 9 of the UCC.

Collection Account: The account established by the Custodian in the name of the Custodian for the benefit of the Lender and maintained at the Custodian in connection with the servicing of the Eligible Tax Liens and subject to the Custodial Agreement.

Collection Period: With respect to any Payment Date, the immediately preceding calendar month, except for the first Payment Date, in which case such term means the period beginning on the Closing Date, to and including last day of the calendar month in which the Closing Date occurs.

Collections: With respect to any Tax Lien, all of the following: (a) all Redemption Payments, (b) all Permitted Premiums and other premiums and (c) all other collections, income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Tax Lien, including principal payments, interest payments, statutory legal fees, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, yield maintenance charges, penalties, default interest, net sale, foreclosure, liquidation, securitization or other disposition proceeds, settlements and proceeds.

Commitment: The commitment of the Lender, from the Closing Date until the Commitment Termination Date, to make Loans hereunder in an amount not to exceed the Commitment Amount.

Commitment Amount: $100,000,000, as such amount may be modified in connection with any assignment made in accordance with Section 9.1.

Commitment Termination Date: The earliest to occur of (i) May 15, 2015, (ii) the Exit Date and (iii) the Termination Date.

Compliance Policies: As defined in the Servicing Agreement.

Control, Controlling and Controlled: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

Custodial Agreement: The Custodial Agreement, dated as of the date hereof, among the Borrowers, the Borrower Representative, the Servicer, the Lender and the Custodian.

Custodian: U.S. Bank National Association, or any successor permitted by the Custodial Agreement.

Custodian Fees: As defined in the Custodial Agreement.

Custodian Tax Lien Report:  As defined in the Custodial Agreement.

Default:  Any event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

Default Rate:  A rate equal to the sum of (i) the Alternative Rate and (ii) 4.00%.

Distributions:    Any payment by any of the Borrowers, which constitutes redemptions, repurchases, dividends or distributions of any kind with respect to such Borrower’s Equity Interest or any warrants, rights or options to purchase or otherwise acquire any shares of such Borrower’s Equity Interest.

Dollars and $:  Lawful money of the United States of America.

Eligible Jurisdictions:    Any jurisdiction set forth in Schedule B; provided, that the Lender may approve, in writing, additional jurisdictions as Eligible Jurisdictions.

Eligible Tax Lien:  Any Tax Lien in which a Borrower holds an interest that satisfies each of the requirements set forth in Schedule A.

Environmental Laws:    Any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendment and Reauthorization Act of 1986), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

Equity Interest:    With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

ERISA:    The Employee Retirement Income Security Act of 1974, all amendments thereto, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

Escrow Account:  A segregated deposit account established with the Escrow Agent, in the name of the Borrowers for the benefit of the Lender and subject to the Escrow and Security Agreement.

Escrow and Security Agreement: A control agreement with respect to the Escrow Account, dated as of the date of this Agreement, among the Borrower Representative, the Borrowers, the Lender and Escrow Agent.

Escrow Agent:  U.S. Bank National Association, a national banking association, or any other bank agreed upon by the Borrower Representative and the Lender.

Eurodollar Disruption Event:    With respect to any Loan as to which Interest accrues or is to accrue at a rate based upon the LIBO Rate, any of the following: (i) a determination by the Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain such Loan; (ii) the inability of the Lender to obtain timely information for purposes of determining the LIBO Rate; (iii) [reserved]; or (iv) the inability of the Lender to obtain Dollars in the London interbank market to make, fund or maintain any Loan.

Event of Default:  As defined in Article VII of this Agreement.

Excess Concentration Amount:  On any date of determination the sum of the following amounts:

(a)      the amount by which the product of (i) the aggregate Principal Balances for all Eligible Tax Liens related to Properties that are Single Family Homes times (ii) the Advance Rate, is less than 60.00% of the product of (x) the aggregate Principal Balance for all Eligible Tax Liens times (y) the Advance Rate (calculated after giving effect to any requested Loan);

(b)      the amount by which the product of (i) the aggregate Principal Balances for all Eligible Tax Liens related to Properties of any other single Property Type other than Single Family Homes times (ii) the applicable Advance Rates, exceeds 20.00% of the product of (x) the aggregate Principal Balance for all Eligible Tax Liens times (y) the applicable Advance Rates (calculated after giving effect to any requested Loan);

(c)      the amount by which the product of (i) the aggregate Principal Balances for all Eligible Tax Liens which have a Principal Balance greater than $500,000 times (ii) the applicable Advance Rates, exceeds 10.00% of the product of (x) the aggregate Principal Balance for all Eligible Tax Liens times (y) the applicable Advance Rates (calculated after giving effect to any requested Loan); and

(d)      the amount by which the product of (i) the aggregate Principal Balances for all Eligible Tax Liens where the related Property or Property Owner is subject to, or the subject of, any insolvency or other bankruptcy proceeding times (ii) the applicable Advance Rates, exceeds 2.00% of the product of (x) the aggregate Principal Balance for all Eligible Tax Liens times (y) the applicable Advance Rates (calculated after giving effect to any requested Loan).

Exit Date:  The Business Day designated as such by the Borrowers at any time following forty-five (45) days’ prior written notice to the Lender, in connection with an optional prepayment in full of the Note Balance pursuant to Section 2.5.

Exit Fee:  As defined in the Fee Letter.

Expense Reserve Account:    A segregated interest bearing deposit account established at the Account Bank, in the name of the Lender and subject to the Account Control Agreement.

Expense Reserve Required Balance:  $30,000.

Facility Termination Date:    The date following the earliest of (i) the Exit Date and (ii) the Termination Date, on which the Obligations have been indefeasibly paid in full.

FATCA:    Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to section 1471(b)(1) of the Code.

Fee Letter:    The fee letter, dated the date hereof, by and among the Borrowers, the Borrower Representative and the Lender.

Funding Date:  Each Business Day on which a Loan is made.

Funding Request:    A written notice from the Borrowers requesting a Loan and including the items required by Section 2.1(a)(i), substantially in the form of Exhibit A hereto.

GAAP:    Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

Governing Documents:  With respect to any Person, its articles or certificate of incorporation or formation, by laws, memorandum and articles of association, partnership agreement, limited liability company agreement, operating or trust agreement, limited liability company certificate, trust certificate and/or other organizational, charter or governing documents.

Governmental Authority:    Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading and (g) supra-national body such as the European Union or the European Central Bank.

Guarantor:  Each of Encore Capital Group, Inc. and PFS Finance Holdings, LLC.

Guaranty Agreements:    Each of (a) the Limited Guaranty, and (c) the Guaranty and Security Agreement.

Guaranty and Security Agreement:  The Guaranty and Security Agreement, dated as of the date hereof, made by the PFS Finance Holdings, LLC in favor of the Lender.

Guaranty Default:    The occurrence of any default by a Guarantor of any provision of any Guaranty Agreement.

Hazardous Substance:    Any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including without limitation petroleum and items defined in Environmental Laws as “hazardous substances,” “hazardous wastes,” “pollutants” or “contaminants.”

Indemnified Amounts:  As defined in Section 8.1(a).

Indemnified Person:  As defined in Section 8.1(a)

Independent Director or Independent Manager:  An individual who satisfies the requirements set forth in Exhibit C.

Insolvency Event:  With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in writing in a legal proceeding of the inability of such Person to pay its debts generally as they become due, or (g) the failure by such Person generally to pay its debts as they become due.

Insolvency Laws:    The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Insolvency Proceeding:    Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

Interest:    For any Payment Date, the aggregate amount obtained by the daily application of (a) the Interest Rate for such day and (b) Note Balance at the opening of business on such day, calculated on the basis of a 360 day year for the actual number of days in the related Interest Period.

Interest Expense:    With respect to any Person and any period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest, all with respect to such period as determined in accordance with GAAP.

Interest Period:    Each Collection Period; provided, however, that any Interest Period that commences before the Facility Termination Date that would otherwise end after the Facility Termination Date shall end on the Facility Termination Date.

Interest Rate:    For any day (a) prior to the occurrence of an Event of Default, subject to adjustment and/or conversion as provided in Section 8.3, the sum of (i) the LIBO Rate in effect for such day and (ii) the Applicable Margin and (b) on and after the occurrence of an Event of Default exists, the Default Rate.

Interest Rate Reset Date:  (a) In the case of the first Interest Period, the date the initial Loan is made hereunder, and (b) in the case of each subsequent Interest Period, the second (2nd) Business Day prior to day on which such Interest Period begins.

Interest Reserve Account:    A segregated interest bearing account established at the Account Bank, in the name of the Lender and subject to the Account Control Agreement.

Interest Reserve Account Required Balance:  On any date of determination, an amount equal to three (3) times the Interest payable pursuant to Section 2.7 on the most recent Payment Date.

Internal Control Event:  A determination by any Borrower’s auditors or a determination by any court or other Governmental Authority that any fraud has occurred that involves management or other employees who have a significant role in the internal controls of any Borrower, any Guarantor or the Servicer or any Affiliate of any Borrower, any Guarantor or the Servicer, in respect of any financial reporting.

Investment Company Act:  The Investment Company Act of 1940.

Joinder Agreement:  A Joinder Agreement in form and substance acceptable to the Lender, delivered by a Person who complies with the Special Purpose Entity Covenants, and acknowledged by the Lender.

Lender:  As defined in the preliminary statements hereto.

Lender POA:  As defined in Section 7.5(iv).

LIBOR:  For any Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Interest Rate Reset Date for such Interest Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Interest Rate Reset Date, the Lender shall request the Reference Bank to provide such bank’s offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m. on such Interest Rate Reset Date for amounts of not less than the Note Balance.

LIBO Rate:    For any day during an Interest Period, the per annum rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) equal to:

LIBOR for such Interest
Period
1 - Reserve Requirement.

Lien:  Any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

Limited Guaranty:    The Limited Guaranty Agreement, dated as of the date hereof, made by Encore Capital Group, Inc. in favor of the Lender.

Loan:  As defined in Section 2.1(a).

LTV:  For any Tax Lien on any day, the lien-to-value ratio (or loan-to-value ratio with respect to any Texas Tax Asset) expressed as a percentage, (a) the numerator of which is equal to the sum of (i) the Tax Lien Value of such Tax Lien on such day and (ii) the sum of any other obligations on the related Property that are secured by Liens that are more senior than and/or are pari passu with such Tax Lien, including IRS liens, Subsequent Tax Liens or other liens not subject to this Agreement or liens owned by parties other than the Borrower on such day and (b) the denominator of which is equal to the Market Value of the Property relating to such Tax Lien on such day.

Market Value:  For any Tax Lien, as of any date of determination, an amount equal to the product of (a) the related Property’s assessed value (as determined by the related taxing authority) and (b) the equalization ratio (to the extent available) applicable to such Property as determined from time to time by the Servicer in its reasonable discretion; provided, that (i) the Lender may substitute its reasonable determination of the Market Value of any Tax Lien if the Lender disagrees with the Servicer’s determination of Market Value and (ii) upon request of the Borrowers, the Lender shall provide the Borrowers, with documentation reasonably outlining the factors used by the Lender to determine such Market Value. Any such Market Value determined by the Lender shall be based on the Lender’s consideration of such criteria as the Lender deems appropriate in its reasonable discretion, including, without limitation, volatility, current market conditions, current interest rates and spreads and other market conditions (including recent sales of comparable properties), credit quality, liquidity of position and aging.

Material Adverse Effect:  A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of any Borrower, any Guarantor or the Servicer, including any loss as a result of a violation of any Environmental Laws which impairs the ability of the Borrowers and Guarantors taken as whole to pay and perform their respective obligations under the Transaction Documents to which they are party, (b) the ability of the Borrowers and Guarantors, taken as a whole to pay and perform their respective obligations under the Transaction Documents to which they are party, (c) the validity, legality, binding effect or enforceability of any Transaction Document, a material Dollar amount of Eligible Tax Liens or security interest granted hereunder or thereunder, (d) the rights and remedies of the Lender or any Indemnified Person under any Transaction Document or (e) the perfection or priority of any Lien granted under any Transaction Document.

Materials of Environmental Concern:    Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

Maturity Date:  May 12, 2017.

Multiemployer Plan:    A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

Municipality:    With respect to any Tax Lien, the Governmental Authority imposing such Tax Lien.

Municipal Liens:     All real estate tax liens and all other municipal liens upon or arising in connection with any Property related to a Tax Lien, including, but not limited to, sewer service charges, water service charges and assessments for improvements upon such Property.

Non-Financed Tax Liens:  As defined in Section 3.2(d).

Non-Financed Tax Liens List:  A list, substantially in the form of Exhibit E attached hereto, of Non-Financed Tax Liens delivered by the Borrower Representative on behalf of a Borrower to the Lender, as such list may be supplemented or edited by the Borrower Representative prior to the occurrence of any Event of Default, which supplemented list shall be effective upon receipt by the Lender.

Note:  As defined in Section 2.4(a).

Note Balance:  On any day, the aggregate outstanding Principal Amount of Loans on such day.

Obligations:    With respect to the Borrowers, each and every draft, liability, obligation and indemnity obligation of every type and description which the Borrowers may now or at any time hereafter owe to the Lender (whether such debt, liability, obligation or indemnity obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrowers and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several), and including all indebtedness of the Borrowers arising under this Agreement, the Note, any other Transaction Document, any fee letter or any other loan or credit agreement between the Borrowers and the Lender, whether now in effect or hereafter entered into and including, without limitation, all Loans.

OFAC:  The Office of Foreign Assets Control of the United States Department of the Treasury.

Original Owner:  With respect to any Assigned Tax Lien, the Person from whom the related Borrower acquired such Assigned Tax Lien.

Patriot Act:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Date:  The 20th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day. The initial Payment Date shall be July 22, 2013.

Permitted Liens:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes, assessments or other charges which are not delinquent and not yet due and payable, (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, (c) other Municipal Liens, and (d) Liens granted pursuant to or by the Transaction Documents.

Permitted Premium:  Any premium associated with a Tax Lien that is commonly referred to as a premium or “over bid” amount and that (a) is not subject to expiration, forfeiture, disgorgement or any similar action under the Applicable Statute (other than upon foreclosure and commission to an REO Property), and (b) was paid by the related Borrower when it purchased the related Tax Lien.

Person:    Any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and United States federal and state governments and agencies or regulatory authorities and political subdivisions thereof, or any other entity.

Plan:    Any employee benefit plan subject to the provisions of Title IV of ERISA which is maintained in whole or in part for employees of any Borrower or any Affiliate of any Borrower.

Prime Rate:  For any date of determination, the rate most recently announced by the Lender at its branch in San Francisco, California, from time to time as its prime commercial rate for United States dollar-denominated loans made in the United States. The Prime Rate is not intended to be the lowest rate of interest charged by the Lender or any other specified financial institution in connection with extensions of credit to debtors.

Principal Amount:  With respect to any Loan, the aggregate amount advanced by the Lender on the Funding Date in respect of such Loan.

Principal Balance:  With respect to any Tax Lien, either (a) if the related Borrower acquired the lien from a Municipality or an Affiliate of the Borrower, the amount paid to the Municipality for the Tax Lien minus any premium to par value of the Tax Lien which is not a Permitted Premium (or with respect to any Texas Tax Asset, the amount of the related Property Owner’s delinquent real property taxes paid by the Borrower to the Municipality) or (b) if the related Borrower acquired such Tax Lien from an Original Owner (other than any Original Owner who is an Affiliate of any Borrower) the amount paid by such Original Owner to the Municipality for such

Tax Lien minus (i) any premium to par value of the Tax Lien which is not a Permitted Premium and (ii) any accrued interest with respect to such Tax Lien.

Property:    The underlying real property and related improvements, including fixtures, encumbered by a Tax Lien.

Property Owner:  As to each Property, the owner thereof.

Property Type:  With respect to any Tax Lien, the related Property’s type, as listed on the related Tax Lien File. Each Property’s type may be either industrial, multifamily, office, retail, hotel, mixed-use, warehouse, or other.

Redemption Charges:  With respect to any Tax Lien, all penalties, charges, costs, expenses and other sums which the owner of such Tax Lien is entitled to receive upon the redemption thereof, including, without limitation, any charges which the owner of such Tax Lien is entitled to receive pursuant to the Applicable Statute.

Redemption Payment:  With respect to any Tax Lien, any amount paid by a Person to redeem such Tax Lien, including, without limitation, amounts paid in respect of Subsequent Tax Liens upon the Property subject to such Tax Lien and all interest, penalties and Redemption Charges paid with respect to such Tax Lien.

Reference Bank:  Wells Fargo Bank, N.A.

Related Rights:  For any Tax Lien, all rights of the owner thereof, including without limitation, all rights to foreclose on the associated Property.

Release:    Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Property.

Remedial Work:    Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

REO Property:    A Property relating to a Tax Lien, title to which has been acquired through foreclosure or otherwise (including a tax deed).

Requirements of Law:  With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Securities Laws, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

Reserve Requirement:  For any Interest Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Lender.

Responsible Officer:  With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person.

Retained Interest:  With respect to any Tax Lien, all obligations and liabilities of the Borrowers, the Servicer or any third party to the Property Owner under applicable law.

Sanctioned Entity:  (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that in each case is subject to a country sanctions program administered and enforced by OFAC, or (e) a Person named on the list of Specially Designated Nationals maintained by the OFAC.

Securities Laws:  The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

Senior Credit Agreement:  The Amended and Restated Credit Agreement, dated as of November 5, 2012, among Encore Capital Group, Inc., as borrower, the lenders from time to time party thereto, SunTrust Bank, as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, Fifth Third Bank, ING Capital LLC and Morgan Stanley Bank, N.A., as such agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time. Notwithstanding the foregoing, if the Senior Credit Agreement is terminated or cancelled and not replaced with a substantially similar agreement, such agreement shall survive for purposes hereunder until the Facility Termination Date.

Series:  Each series, if any, now existing and hereafter established pursuant to, and in accordance with, the organizational documents of a Borrower.

Servicer:    Propel Financial Services, LLC or any successor servicer reasonably acceptable to Lender, pursuant to the Servicing Agreement.

Servicer Default:  Any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Event of Default.

Servicer Event of Default:  As defined in the Servicing Agreement.

Servicing Agreement:    The Servicing Agreement, dated the date hereof, by and among the Borrowers, the Lender and the Servicer.

Servicing Fee:  With respect to any Payment Date, an amount equal to 0.083% of the average Principal Balance of all Eligible Tax Liens during the related Interest Period.

Servicing File:    With respect to any Tax Lien, the file retained and maintained by the Borrower or the Servicer including the originals or copies of all documents and agreements relating to such Tax Lien, including to the extent applicable all servicing agreements, loan agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Tax Lien, which file shall be held by the related Borrower and/or the Servicer for and on behalf of Lender.

Servicing Rights:    With respect to any Tax Lien, all right, title and interest of the related Borrower in and to any and all of the following: (a) rights to service and collect such Tax Lien, (b) late fees, penalties or similar payments with respect to such Tax Lien which accrue after the date on which the related Borrower acquired its interest in such Tax Lien, (c) agreements and documents creating or evidencing any such rights to service, and documents, files and records relating to the servicing of such Tax Lien, (d) rights to appoint, designate and retain any other servicers or sub-servicers, lenders, custodians, trustees and liquidators with respect to such Tax Lien, and (e) accounts for and other rights to payment of or on such Tax Lien.

Single Family Home:    Any improvement to any Property that is a single-family residential dwelling, including residential condominiums, townhouses and multi-family properties with less than ten (10) units.

Special Purpose Entity Covenants.    The covenants of the Borrowers and the Borrower Representative set forth in Exhibit F hereto.

Subsequent Tax Liens:  With respect to a Property subject to a Tax Lien, Municipal Liens upon such property, including interest and penalties accruing thereon for periods subsequent to the periods covered by the Municipal Liens evidenced by such initial Tax Lien which (a) are paid by the owner of such Tax Lien to the applicable Municipality, (b) are not themselves evidenced by a certificate or instrument separate from such initial Tax Lien, and (c) include all other rights, remedies and interest attributable to or incident to the payment or ownership of subsequent taxes and assessments on such Property.

Tax or Taxes:  Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Government Authority.

Tax Lien:  A Lien on real property for unpaid taxes or other amounts pursuant to any Applicable Statute, whether evidenced by a physical or electronic certificate or instrument issued by the related Municipality (in each case, as provided for in the Applicable Statute). For the purposes of this Agreement, the term “Tax Lien” shall be deemed to include Subsequent Tax Liens.

Tax Lien Confirmation:  As defined in the Custodial Agreement.

Tax Lien File:  As defined in Schedule E hereto.

Tax Lien File Receipt:  As defined in the Custodial Agreement.

Tax Lien Value:    With respect to any Tax Lien, as of any date of determination, without duplication, the sum of (i) the outstanding Principal Balance and all Permitted Premiums of such Tax Lien as of such date of determination and (ii) all accrued and unpaid interest, related penalties and/or any and all other fees and amounts payable by the Property Owner with respect to such Tax Lien to and including such date of determination.

Termination Date:  The earlier of: (a) the Maturity Date and (b) the date on which all Obligations shall become due and payable pursuant to Section 7.2(a).

Texas Property Tax Lender License Act:  The Property Tax Lender License Act, Tex. Fin. Code, §§ 351.001 et. seq., including all amendments thereto and all rules and regulations promulgated thereunder or issued in connection therewith.

Texas Tax Asset:    An advance of funds on behalf of a Property Owner to a Municipality in connection with the transfer of a local government tax lien on a Property located in the State of Texas that is secured by the transferred statutory tax lien as well as a contractual security interest pursuant to a contract between the Borrower and the related Property Owner (in each case, as provided for by the Applicable Statute).

Transaction Documents:    This Agreement, the Note, the Servicing Agreement, the Custodial Agreement, each of the Guaranty Agreements, each Account Control Agreement, the Escrow and Security Agreement, the Fee Letter, all Joinder Agreements, all UCC financing statements, amendments and continuation statements filed pursuant to any document comprising a Transaction Document, and all other agreements, documents, certificates delivered (including those electronically delivered) in connection with this Agreement, any other Transaction Document or transactions contemplated hereby or thereby.

UCC:  The Uniform Commercial Code as in effect in the State of New York from time to time.

Unused Fee:    With respect to any Payment Date occurring six months after the initial Payment Date, a fee payable on each such Payment Date equal to the sum of the products for each day during the related Interest Period of (a) 0.25%, (b) the Unused Fee Base and (c) 1/360.

Unused Fee Base:  With respect to any date of determination, the amount equal to the greater of: (a) zero and (b) 75% of the Commitment Amount less the then outstanding Note Balance.

Upfront Fee:  As defined in the Fee Letter.

Section 1.2      Rules of Interpretation.

Headings are for convenience only and do not affect interpretation. The following rules of this Section apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section,

Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been waived in writing by the Lender. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement and any other legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement in writing or a certificate, notice, instrument, document and any information stored in electronic format. Whenever a Person is required to provide any document to the Lender under any Transaction Document, the relevant document shall be provided in writing or printed form unless the Lender requests otherwise. At the request of the Lender, the document shall be provided in computer disk form or both printed and computer disk form. The Transaction Documents are the result of negotiations between the Parties, have been reviewed by counsel to the Borrowers and counsel to Lender, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Transaction Documents or the Transaction Documents themselves. Except where otherwise expressly stated, the Lender may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Transaction Document to the Lender’s discretion shall mean, unless otherwise expressly stated herein or therein, the Lender’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive, subject in all cases to the implied covenant of good faith and fair dealing. In addition, whenever the Lender has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by the Lender (or any similar language or terms), the decision of the Lender with respect thereto shall be in the sole and absolute discretion of the Lender, and such decision shall be final and conclusive, subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of discretion or judgment by the Lender shall not be construed to require the Lender to request or await receipt of information or documentation not promptly available from or with respect to the Borrowers or any of the Collateral.

Article II

Loans

Section 2.1      Loans.

(a)      On the terms and conditions set forth in this Agreement the Borrowers may from time to time on any Business Day prior to the Termination Date, request that an advance under this Agreement (each, a “Loan”) be made to them on a Funding Date. No later than 12:00 noon one (1) Business Days prior to a proposed Funding Date, the Borrower Representative, on behalf of the Borrowers, shall notify the Lender of such proposed Funding Date and Loan by delivering to the Lender:

(i)      a Funding Request, which will include, among other things, the proposed Funding Date, calculation of the Borrowing Base (calculated as of the date of the related Funding Request) and the Principal Amount of the Loan requested; and

(ii)      certification from the Custodian that the Tax Liens Files for each Tax Lien that is the subject of the proposed Loan is in the Custodian’s possession and such other information as the Lender may reasonably request with respect to the related Loan.

If any such Funding Request is delivered to the Lender after 12:00 noon on the Business Day prior to the proposed Funding Date, such Funding Request shall be deemed to be received prior to 12:00 noon on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the Business Day following such deemed receipt. Each Funding Request shall include a representation by the Borrowers that the requested Loan will not, on the Funding Date, exceed the Available Amount and a representation that all conditions precedent to the making of such Loan have been satisfied. Any Funding Request shall be irrevocable and the Borrower Representative may not request that more than one Loan be funded on any Business Day.

(b)      Following receipt by the Lender of a Funding Request prior to the Termination Date, the Lender, subject to the conditions contained herein, prior to the Commitment

Termination Date, agrees that it shall, and on and after the Commitment Termination Date, may in its sole discretion, advance an amount equal to the amount of any Loan requested by the Borrower Representative to the Borrowers, or directly to any Municipality related to the Tax Liens pursuant to the Escrow and Security Agreement, as expressly directed by the Borrower Representative.

(c)      The Lender’s advance of a Loan shall be made available to the Borrowers, subject to the fulfillment of the applicable conditions set forth in Article IV, at or prior to 5:30 p.m. on the applicable Funding Date, by deposit of immediately available funds to the account of the Borrowers or directly to the account(s) of any Municipality related to the applicable Tax Liens pursuant to the Escrow and Security Agreement, as directed in the Funding Request. If the Lender either (i) fails to make any requested Loan as of such time on the applicable Funding Date or (ii) intends not to make any funds available for any requested Loan, the Lender shall promptly notify the Borrower Representative of such failure or intention.

(d)      In no event shall:

 (i)       the Lender be required on any date to fund a Principal Amount that would cause the Note Balance, determined after giving effect to such funding, to exceed the lesser of (A) the Commitment Amount and (B) the Borrowing Base (determined after giving effect to the requested Loan and the addition of the related Eligible Tax Liens);

 (ii)       more than one Loan be funded on any Business Day; or

 (iii)      the Lender be required to fund any Loan on or after the Commitment Termination Date, unless extended pursuant to Section 2.3.

(e)      Amounts repaid under this Agreement may be re-borrowed prior to the Commitment Termination Date.

Section 2.2      Borrower Representative.

Each Borrower hereby designates the Borrower Representative as its representative and agent on its behalf for the purposes of issuing Funding Requests, giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Transaction Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Transaction Documents. The Borrower Representative hereby accepts such appointment.

Section 2.3      Extension of Commitment.

So long as no Event of Default has occurred, the Borrower Representative, on behalf of the Borrowers, may request in a writing sent to the Lender no more than ninety (90) nor fewer than sixty (60) days prior to the Commitment Termination Date that the Lender extend the Commitment Termination Date for an additional period to a date specified in such request, which request will be granted or denied by the Lender in its discretion. Not later than thirty (30) days following receipt by the Lender of any such request, the Lender shall notify the Borrower

Representative of its willingness or refusal to so extend the Commitment Termination Date. If the Lender shall have agreed to extend the Commitment Termination Date and no Event of Default shall have occurred and be continuing prior to the then-applicable Commitment Termination Date, the Commitment Termination Date shall be extended to the date specified in such request. Any failure by the Lender to notify the Borrower Representative of the Lender’s agreement to extend the Commitment Termination Date shall be deemed to be a rejection by the Lender of the Borrowers’ request to so extend the Commitment Termination Date.

Section 2.4      The Note.

(a)      The Loans made by the Lender hereunder shall be evidenced by a duly executed promissory note payable to the Lender, in a principal amount equal to the Commitment Amount, and substantially in the form of Exhibit B hereto (the “Note”). The Note shall be dated the Closing Date and shall otherwise be duly completed.

(b)      The Lender is hereby authorized to enter notations (which may be computer generated) on a schedule attached to the Note with respect to each Loan made by the Lender hereunder, regarding (i) the date and Principal Amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Lender to make any such notation on the schedule attached to the Note shall not limit or otherwise affect the obligation of the Borrowers to repay the Loans in accordance with their respective terms as set forth herein.

(c)      Promptly following the Facility Termination Date, the Lender shall mark the Note “Paid” and return it to the Borrowers.

(d)      The Lender agrees that it will not transfer the Note if the effect of such transfer would, to its knowledge, (i) result in the aggregate number of “beneficial owners” (as defined in Section 3 of the Investment Company Act) of all of the outstanding securities of any Borrower or the Borrower Representative to exceed 80 or (ii) cause any of the Borrowers or the Borrower Representative to be deemed an “investment company”, as defined in the Investment Company Act, that is not exempt from the provisions thereof. Any purported transfer or other disposition of the Note in violation of the foregoing restrictions will be void and of no effect. The Lender hereby certifies that it represents one “beneficial owner” as defined in Section 3(c)(1) of the Investment Company Act.

Section 2.5      Optional Principal Repayment in Full.

The Borrower may, prior to the occurrence of an Event of Default, prepay all of the Note Balance on any Business Day, on forty-five (45) days’ prior notice to the Lender; provided, that (i) the Borrowers pay to the Lender, on the date of any such prepayment, (a) all accrued and unpaid Interest, (b) the Exit Fee (if any) and (c) all other Obligations payable to the Lender under this Agreement through the date of such prepayment. Any notice of a prepayment shall be irrevocable. In connection with such prepayment, upon receipt by each Lender of all amounts due and owing to each such Lender as set forth above in immediately available funds, the Tax Liens automatically and without any requirement of further action shall be released from the security interest granted by the Borrowers therein in favor of the Lender. Upon any such release, the Lender will, at the Borrowers’ expense, execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence such release. Such documents shall be prepared by the Borrowers and shall be in form and substance reasonably satisfactory to the Lender.

Section 2.6      Payment Obligation, Interest and Fees.

(a)        The Borrowers shall pay Interest on the Note Balance for the period from the Closing Date until the Note Balance shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Note Balance on each Payment Date. The Borrower shall pay all of the Obligations as provided herein. The Borrowers shall be jointly and severally liable for all of the Obligations and all Loans hereunder regardless of which Borrower or Borrowers received the proceeds of such Loan.

(b)        Prior to the Termination Date, the unpaid Principal Amount of each Loan shall bear interest at a rate per annum equal to the LIBO Rate. On and after the Termination Date, the unpaid Principal Amount of each Loan shall bear Interest at the Default Rate.

(c)        Interest calculated by reference to the LIBO Rate shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated by reference to the Prime Rate shall be calculated on the basis of a three hundred sixty five (365)- or three hundred sixty six (366)-day year, as applicable, for the actual days elapsed. Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a three hundred sixty (360)-day year and for the actual days elapsed.

(d)        The Borrowers shall pay to the Lender on each Payment Date the Unused Fee, if any, for such Payment Date.

(e)        The Borrowers shall pay to the Lender, on the Exit Date, the Exit Fee, if any, in immediately available funds.

(f)        The Borrowers shall pay to the Lender, prior to the initial Funding Date, the Upfront Fee and other amounts due and payable on the Closing Date pursuant to the Fee Letter in immediately available funds.

Section 2.7      Settlement Procedures.

(a)        On each Payment Date occurring prior to the occurrence of a Default or Event of Default, the Account Bank shall, in accordance with the Account Control Agreement and to the extent of Available Funds for such Payment Date and amounts on deposit in the Expense Reserve Account and the Interest Reserve Account, pay to the following Persons the following amounts in the following order of priority:

    (i)        first, to the Lender, an amount equal to any accrued and unpaid (1) Interest (plus any Unused Fee) for the related Interest Period, (2) all Indemnified Amounts then due and payable under this Agreement, and (3) all other Obligations (other than the Note Balance) then due under this Agreement;

    (ii)       second, pro rata, to pay (A) to the Custodian (x) any Custodian Fees and any taxes, costs, expenses, charges and other amounts (other than indemnities) which are then due and payable to the Custodian under or in connection with the Custodial Agreement as of such Payment Date and (y) any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers pursuant to the Custodial Agreement in an amount not to exceed $25,000 in the aggregate for so long as this Agreement is in effect, (B) to the Account Bank any fees, costs, expenses, charges and other amounts (other than indemnities) which are then due and payable to the Account Bank under or in connection with any Account Agreement as of such Payment Date and (C) to the Servicer, the accrued and unpaid Servicing Fee and expenses of the Servicer (such expenses not to exceed $25,000 in the aggregate in any calendar year);

    (iii)      third, to the Expense Reserve Account, any additional amounts required on such Payment Date to increase the Expense Reserve Account balance up to the Expense Reserve Required Balance on such Payment Date;

    (iv)      fourth, to the Interest Reserve Account, any additional amounts required on such Payment Date to increase the Interest Reserve Account balance up to the Interest Reserve Account Required Balance on such Payment Date;

    (v)       fifth, to the Lender, all remaining amounts to be applied to reduce the Note Balance to zero;

    (vi)      sixth, pro rata to pay (A) to the Custodian, any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers pursuant to the Custodial Agreement or reimbursed pursuant to clause second above; (B) to the Account Bank, any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers with respect to Account Bank’s duties and obligations under any Account Agreement; and (C) to the Servicer, any amounts in respect of fees and expenses not reimbursed pursuant to clause second above; and

    (vii)     seventh, any remaining amount shall be distributed to the Borrowers free and clear of any interest of the Lender.

(b)        On or after the occurrence of a Default or Event of Default, all amounts deposited in the Collection Account and amounts on deposit in the Escrow Account, the Expense Reserve Account and the Interest Reserve Account shall be applied by Account Bank, on the Business Day next following the Business Day on which each amount is so deposited, in the following order of priority:

    (i)        first, to pay to the Lender an amount equal to any fees and expenses then due and payable from the Borrowers to the Lender under the Transaction Documents;

    (ii)       second, to pay to the Lender an amount equal to the Interest accrued and unpaid with respect to the Principal Amount of all Loans outstanding;

    (iii)      third, to pay to the Lender an amount equal to all Indemnified Amounts then due and payable from the Borrowers to the Lender under the Transactions Documents;

    (iv)      fourth, pro rata, to pay (A) to the Custodian (x) any Custodian Fees and any taxes, costs, expenses, charges and other amounts (other than indemnities) which are then due and payable to the Custodian under or in connection with the Custodial Agreement and (y) any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers pursuant to the Custodial Agreement in an amount not to exceed $25,000 in the aggregate for so long as this Agreement is in effect, and (B) to the Account Bank any fees, costs, expenses, charges and other amounts (other than indemnities) which are then due and payable to the Account Bank under or in connection with any Account Agreement and (C) to the Servicer, the accrued and unpaid Servicing Fee and the expenses of the Servicer (such expenses not to exceed $25,000 in the aggregate in any calendar year);

    (v)       fifth, to the Lender, to reduce the Note Balance to zero; and

    (vi)      sixth, pro rata to pay (A) to the Custodian, any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers pursuant to the Custodial Agreement or reimbursed pursuant to clause fourth above; (B) to the Account Bank, any amounts in respect of indemnification claims that are not directly reimbursed by the Borrowers with respect to Account Bank’s duties and obligations under any Account Agreement and (C) to the Servicer, any amounts in respect of fees and expenses not reimbursed pursuant to clause fourth above.

(c)        If on any date a Borrowing Base Deficiency exists, then no later than three (3) Business Days after the earlier of receipt by the Borrowers of notice thereof from the Lender or knowledge thereof by the Borrowers, the Borrowers shall (i) transfer, in immediately available funds, to Lender an amount to be applied to reduce the outstanding Note Balance, or (ii) if acceptable to the Lender (in its sole discretion) pledge additional Eligible Tax Liens for no additional consideration, in each case, such that after giving effect to such transfers, no Borrowing Base Deficiency exists.

Section 2.8      Payments, Computations, Etc.

(a)        Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrowers hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. on the day when due in Dollars in immediately available funds to the Lender at the Lender’s account, the details of which appear on the signature page hereto for the Lender.

(b)        Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 11:00 a.m. such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c)        All payments hereunder shall be made without set-off or counterclaim.

Article III

Security

Section 3.1      Collateral.

(a)        The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lender to the Borrowers under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, each of the Borrowers, on their own behalf and on behalf of each of their Series, hereby grants to the Lender, a lien on and security interest in all of such Borrower’s right, title and interest in, to and under the Collateral, whether now existing or owned or hereafter arising or acquired by such Borrower.

(b)        The grant under this Section does not constitute and is not intended to result in a creation or an assumption by the Lender of any obligation of any Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) each of the Borrowers shall remain responsible to perform all of its duties and obligations in respect of the Retained Interests to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights in the Collateral shall not release any Borrower from any of its duties or obligations under the Collateral and (iii) the Lender shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of any Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)        Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Entity shall be Collateral.

Section 3.2      Release of Collateral; No Legal Title.

(a)        At the same time as any Tax Lien is redeemed and all amounts in respect thereof have been paid by the related Property Owner and deposited in the Collection Account, the Lender will, to the extent requested by the Servicer (and at the Borrowers’ expense), release its interest in such Tax Lien and the related Collateral.

(b)        If any Tax Lien is (i) no longer an Eligible Tax Lien or (ii) the inclusion of such Tax Lien in the calculation of the Borrower Base causes there to be an Excess Concentration Amount, then upon written request by the Borrower Representative to the Lender, and payment to the Lender by the related Borrower of an amount equal to the Release Price of such Tax Lien, so long as no Borrowing Base Deficiency exists after giving effect to such release, such Tax Lien may be removed from the Collateral by the Borrower and the Lender will (at the Borrowers’ expense) release its interest in such Tax Lien and the related Collateral. For purposes of this Section 3.2(b), “Release Price” shall mean, with respect to any Tax Lien, the lesser of (x) the Principal Balance of such Tax Lien and (y) (1) if such Tax Lien is sold by the related Borrower to an Affiliate of the Borrowers, the fair market value of such Tax Lien as determined by the Borrower Representative in its reasonable discretion; provided, that the Lender may substitute its reasonable determination of the fair market value of such Tax Lien if the Lender disagrees with the Borrower Representative’s determination, or (2) the sales proceeds of the sale by the related Borrower of such Tax Lien to a third party which is not an Affiliate of the Borrowers.

(c)        If any Tax Lien (which is not eligible to be released under Section 3.2(b)) is sold to a third party purchaser, upon written request by the Borrower Representative to the Lender and the payment to the Lender by the related Borrower of an amount equal to the amount that would be required for the related Property Owner to redeem such Tax Lien (including any Redemption Charges), such Tax Lien may be removed from the Collateral by the Borrower and the Lender will (at the Borrowers’ expense) release its interest in such Tax Lien and the related Collateral.

(d)        Prior to an Event of Default, the Borrower Representative on behalf of any Borrower may, upon delivery to the Lender of a Non-Financed Tax Liens List, designate Tax Liens owned by it which have not been financed by any Loan or any portion of any Loan or included in the calculation of the Borrowing Base at any time, as “Non-Financed Tax Liens” which Tax Liens will not be (x) Collateral or (y) financed by any Loan or any portion of any Loan. Any Non-Financed Tax Lien may be sold or transferred by the related Borrower at any time provided that any such sale (i) is made without recourse, representation or warranty by the related Borrower, (ii) is for the fair market value of such Non-Financed Tax Lien, (iii) is in compliance with the Special Purpose Entity Covenants and (iv) will not result in an Event of Default. Upon any sale or transfer of Non-Financed Tax Liens by any Borrower, the Borrower Representative shall provide the Lender with an updated Non-Financed Tax Liens List with respect to the related Borrower, reflecting such sale or transfer of the Non-Financed Tax Liens. Any collections with respect to Non-Financed Tax Liens, and any proceeds of any sale or transfer of such Non-Financed Tax Liens shall not be Collections or Collateral hereunder, and shall not be required to be deposited into the Collection Account.

(e)        Upon the Facility Termination Date, the security interest granted herein shall automatically terminate and all rights to the Collateral shall revert to the Borrowers. Upon such termination, the Lender, at the Borrowers’ expense, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrowers to effectuate the release of the relevant portion of the Collateral.

Section 3.3      Protection of Security Interest; Lender as Attorney-in-Fact.

(a)        Each of the Borrowers agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or, at the Lender’s request, that the Lender may deem necessary or desirable, to perfect, protect or more fully evidence the security interest granted to the Lender in the Collateral, or to enable the Lender to exercise and enforce its rights and remedies hereunder and thereunder.

(b)        If any Borrower or the Borrower Representative fails to perform any of its obligations under this Section 3.3 after five (5) Business Days’ notice from the Lender, the Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Lender’s costs and expenses incurred in connection therewith shall be payable by the Borrowers upon demand.

(c)        The Borrowers, on their own behalf and on behalf of each of their Series, hereby irrevocably authorize the Lender at any time and from time to time to file in any UCC jurisdiction financing statements (including amendments and continuations thereto) that indicate the collateral described in Section 3.1(a) hereof as all assets of the Borrowers (other than Non-Financed Tax Liens and the proceeds of the Non-Financed Tax Liens), or words of similar effect, regardless of whether any particular asset comprised in the collateral described in Section 3.1(a) hereof falls within the scope of Article 9 of the UCC of the State or such jurisdiction.

Section 3.4      Waiver of Certain Laws.

Each of the Borrowers and the Borrower Representative agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and such Person for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Lender or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Lender or such court may determine.

Article IV

Conditions of Closing and Loans

Section 4.1      Conditions to Closing.

The Lender shall not be obligated to take, fulfill or perform any other action hereunder, until, all of the following conditions have been satisfied on and as of the Closing Date, in the discretion of the Lender:

(a)        Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Lender shall have received such other documents, instruments, agreements and legal opinions as the Lender shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Lender.

(b)        The Lender shall have received (i) satisfactory evidence, which may be in the form of a legal opinion or officer’s certificate, that the Borrowers, the Borrower Representative, the Guarantors, the Servicer and the Custodian have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an officer’s certificate from each of the Borrowers, the Borrower Representative, the Guarantors, the Servicer and the Custodian in form and substance satisfactory to the Lender affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or officer’s certificate shall in no way limit the recourse of the Lender against the Borrowers for a breach or the Borrowers’ representations or warranties that all such consents and approvals have, in fact, been obtained.

(c)        Each representation or warranty by each of the Borrowers, each of the Guarantors, and the Servicer contained herein or in any other Transaction Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein).

(d)        All consents, authorizations, permits and approvals of any Governmental Authority or other Person necessary or advisable in connection with the execution and delivery of the Transaction Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect.

(e)        All limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Lender and such counsel, and the Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

(f)        The Lender and its counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrowers, as to such matters as the Lender may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Lender (and the Borrowers hereby instruct such counsel to deliver such opinions to the Lender). The Lender and its counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Servicer, as to such matters as the Lender may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Lender (and the Servicer hereby instructs such counsel to deliver such opinions to the Lender). The Lender and its counsel shall have received originally executed copies of the favorable written opinions of Orrick, Herrington & Sutcliffe LLP, counsel for the Guarantors, as to such matters as the Lender may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to the Lender (and each of the Guarantors hereby instructs such counsel to deliver such opinions to the Lender).

(g)        Each of the Borrower shall have provided to the Lender its executed Governing Document, in form and substance satisfactory to the Lender, which provides that such Borrower is a special purpose entity (1) with at least one (1) Independent Director or Independent Manager, if such entity is a limited liability company, or (2) that requires the affirmative consent of the trust certificate holder and trustee to take an Insolvency Action, if such entity is a statutory trust. The Servicer shall have provided to the Lender its executed Governing Document. Each Guarantor shall have provided to the Lender its executed Governing Document, in form and substance satisfactory to the Lender.

(h)        The Lender shall have received a certificate of the secretary or assistant secretary of (1) each of the Borrowers certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing any Transaction Document and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization, (ii) the Governing Documents of such Borrower as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of such Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and (iv) certificates as of a recent date of the good standing or active status, as applicable, of such Borrower under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of such Borrower under the laws of each other jurisdiction where such Borrower is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect, (2) the Servicer certifying as to the incumbency and genuineness of the signature of each officer of the Servicer executing any Transaction Document and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of Servicer and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in Servicer’s jurisdiction of organization, (ii) the Governing Documents of the Servicer as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of Servicer authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and (iv) certificates as of a recent date of the good standing or active status, as applicable, of Servicer under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of Servicer under the laws of each other jurisdiction where Servicer is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect and (3) each of the Guarantors certifying as to the incumbency and genuineness of the signature of each officer of such Guarantor executing any Transaction Document and certifying that attached thereto is a true, correct and complete copy of (i) the certificate of formation or comparable Governing Documents, if any, of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Guarantor’s jurisdiction of organization, (ii) the Governing Documents of such Guarantor as in effect on the date of such certifications, (iii) resolutions duly adopted by the board of directors or comparable governing body of such Guarantor authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of this Agreement, and (iv) certificates as of a recent date of the good standing or active status, as applicable, of such Guarantor under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of such Guarantor under the laws of each other jurisdiction where such Guarantor is qualified to do business and where a failure to be so qualified would have a Material Adverse Effect.

(i)        The information, reports, certificates, documents, financial statements, operating statements, books, records, files, exhibits and schedules furnished in writing by or on behalf of the Borrowers, the Guarantors and the Servicer to the Lender in connection with the Transaction Documents and the transactions contemplated thereby, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(j)        There has not been a Material Adverse Effect.

(k)       The Borrowers shall have (i) delivered to the Lender such other documents, certificates, resolutions, instruments and agreements reasonably requested by the Lender and (ii) paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter.

(l)         The Borrowers and the Servicer shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an officer’s certificate to the Lender as to such compliance and other closing matters.

(m)       No Event of Default, Servicer Event of Default, Default, or Servicer Default shall have occurred.

(n)        The Lender shall have received evidence that the Escrow Account, the Expense Reserve Account and the Interest Reserve Account have been established at the Account Bank and that the Lender has sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Expense Reserve Account and the Interest Reserve Account under the Account Control Agreement.

(o)        The Lender shall have received evidence that the Collection Account shall have been established by the Custodian under the Custodial Agreement.

(p)        The Lender has completed to its satisfaction such due diligence and modeling as it may require in its discretion, including, without limitation, its review of the Borrowers’ and the Servicer’s underwriting, servicing, collection, operating and reporting procedures and systems.

Section 4.2      Conditions Precedent to All Loans.

Each request for a Loan by the Borrowers to the Lender shall be subject to the conditions set forth in Section 4.1 and the further conditions precedent that:

(a)        With respect to any Loan (including the initial Loan), the Borrower Representative, on behalf of the Borrowers, shall have delivered to the Lender, on or prior to the date of such Loan in form and substance satisfactory to the Lender, a Funding Request within one (1) Business Day prior to the date of such Loan.

(b)        On the date of each Loan, the following shall be true and correct and the Borrowers shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of Tax Liens:

    (i)        the representations and warranties contained in Section 5.1 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation and warranty expressly refers to an earlier date);

    (ii)       no event has occurred and is continuing, or would result from such transaction that constitutes (x) an Event of Default or Default or (y) a Servicer Event of Default or any event that with the giving of notice of the lapse of time, or both, would constitute a Servicer Event of Default;

    (iii)      after giving effect to such Loan, the Note Balance does not exceed the lesser of (A) the Borrowing Base and (B) the Commitment Amount; and

    (iv)      on and as of each such day, the Borrowers and the Servicer have performed all of the agreements contained in this Agreement and the other Transaction Documents to be performed by them, respectively, at or prior to such day; and

    (v)       no law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loan by the Lender in accordance with the provisions hereof.

(c)        No procedures believed by the Borrowers to be materially adverse to the interests of the Lender were utilized by the Borrowers in identifying and/or selecting any of the Tax Liens acquired by it.

(d)        The Borrowers shall have delivered each related Tax Lien File to the Custodian.

(e)        The Lender shall have received from the Custodian the Custodian Tax Lien Report relating to the Tax Liens to be financed with the requested Loan.

(f)         The Lender shall have received a report from the Borrower Representative, in the form agreed to by the Lender and the Borrower Representative, related to any Tax Lien with the Principal Balance in excess of $250,000.

(g)        The Lender shall have received from the Custodian the Tax Lien Confirmation(s) or Tax Lien File Receipt(s) relating to each of the Tax Liens to be financed with the requested Loan.

(h)        The information, reports, certificates, documents, financial statements, operating statements, books, records, files, exhibits and schedules furnished in writing by or on behalf of the Borrower, the Guarantors and the Servicer to the Lender in connection with the Transaction Documents and the transactions contemplated thereby, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(i)        There has not been a Material Adverse Effect.

(j)        The Borrower Representative shall have delivered to the Lender such other documents, certificates, resolutions, instruments and agreements requested by the Lender.

(k)        If applicable, each Borrower with respect to which such Loan relates has (i) been approved by the Lender, (ii) executed and delivered a Joinder Agreement, (iii) executed and delivered, as necessary, amendments to become a party to each other Transaction Document required to be executed and delivered by it as a Borrower under this Agreement, and (iv) satisfied all conditions to the effectiveness of such Joinder, as determined by the Lender.

Article V

Representations and Warranties

Section 5.1      Representations of the Borrower.

Each of the Borrowers represents and warrants to the Lender on and as of the date of this Agreement, each Funding Date, and at all times prior to the Facility Termination Date (except to the extent any representation or warranty by its terms applies to a particular date, in which case such representation and warranty shall apply solely to such date) as follows:

(a)        Organization, Qualification and Authority.    Such Borrower has been duly organized and validly exists in good standing as a limited liability company under the laws of the jurisdiction of its organization. Such Borrower (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions required, and (c) has been duly authorized by all necessary organization action, to (w) own and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, and (z) acquire, own, sell, assign and pledge the Tax Liens, except in each case with respect to clauses (a) - (c) and (w) - (z) above, where any failure to do so would not have a Material Adverse Effect. Such Borrower’s exact legal name is set forth in the preamble and on its signature page to this Agreement. The office where such Borrower keeps all records relating to the Tax Liens is at the address of such Borrower set forth on the signature page hereto. Such Borrower has not changed its name or location within the past twelve (12) months. Such Borrower has no subsidiaries. The Borrower Representative owns 100% of the Equity Interests of such Borrower. The fiscal year of such Borrower is the calendar year. Such Borrower has no debt or guarantees other than (a) ordinary trade payables and (b) the Obligations.

(b)        Transaction Documents.  Each Transaction Document to which such Borrower is a party has been duly executed and delivered by such Borrower and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by such Borrower of each Transaction Document to which it is a party does not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) of its Governing Documents, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, in each case with respect to clauses (i), (ii) and (iii) above, which could have a Material Adverse Effect, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of such Borrower. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by such Borrower of the Transaction Documents to which it is a party and the grant of a security interest in each Tax Lien to the Lender, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Transaction Documents do not require compliance by such Borrower with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or to such Borrower’s knowledge threatened, against such Borrower (a) asserting the invalidity of any Transaction Document or (b) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents.

(c)        Solvency.  Such Borrower is not and has not been the subject of an Insolvency Proceeding. Such Borrower is solvent and the transactions contemplated by the Transaction Documents do not and will not render such Borrower insolvent. Such Borrower is not entering into the Transaction Documents with the intent to hinder, delay or defraud any creditor of such Borrower. Such Borrower is generally able to pay, and as of the date hereof is paying, its debts as they come due.

(d)        Taxes.  Such Borrower has filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes, assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Such Borrower has paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or to such Borrower’s knowledge threatened, which is not being contested in good faith as provided above. Such Borrower has not entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of such Borrower. Such Borrower does not intend to treat any transaction hereunder as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4. If such Borrower determines to take any action inconsistent with such intention, it will promptly notify the Lender, in which case the Lender may treat such transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

(e)        [Reserved].

(f)        True and Complete Disclosure.  The information, reports, certificates, documents, financial statements, operating statements, books, records, files, exhibits and schedules furnished in writing by or on behalf of such Borrower to the Lender in connection with the Transaction Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of such Borrower to the Lender in connection with the Transaction Documents will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

(g)        Compliance with Applicable Laws.    In connection with the transactions contemplated hereby, such Borrower has complied in all respects with all applicable Requirements of Law except to the extent that any failure to so comply would not have a Material Adverse Effect. Neither such Borrower nor any Affiliate of such Borrower (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the OFAC, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Such Borrower (a) is not and is not controlled by a Person required to register as an “investment company” as defined in the Investment Company Act, (b) is not a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970 and (c) is not subject to regulation by any Governmental Authority limiting the ability of such Borrower to incur the Obligations. Such Borrower is in compliance with applicable provisions of the Foreign Corrupt Practices Act of 1977 and any applicable foreign counterpart thereto. Such Borrower has not made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Borrower or any other Person, in violation of the Foreign Corrupt Practices Act.

(h)        Compliance with ERISA.  Such Borrower has not, or during the immediately preceding five (5) year period had any liability or obligation with respect to any Plan or Multiemployer Plan.

(i)         No Event of Default or Material Adverse Effect.  No Event of Default or Default exists. Such Borrower is not subject to any agreement, obligation, restriction or Requirements of Law which would have a Material Adverse Effect. Such Borrower has no knowledge of any other event or circumstance that would reasonably be expected to have a Material Adverse Effect. No Internal Control Event exists. Such Borrower has delivered to the Lender copies of all agreements relating to any indebtedness to which such Borrower is a party and other substantially similar agreements to which such Borrower is a party and which are presently in effect (in each case, if any).

(j)        Tax Liens.  Such Borrower has complied in all respects with its obligations under the Custodial Agreement with respect to each Tax Lien, including delivery to Custodian of all required Tax Lien Files. No Tax Lien File relating to any Tax Lien has any marks or notations indicating that such Tax Lien has been sold, assigned, pledged, encumbered or otherwise conveyed by such Borrower to any Person other than the Lender. The assignment and pledge of each Tax Lien to the Lender does not violate any of the documents in the Tax Lien File or any agreement to which such Borrower is a party or by which it is bound. On or prior to the applicable Funding Date, such Borrower or the Servicer shall have instructed all Municipalities (and any other applicable Person) to make all payments in respect of the related Tax Liens to the Collection Account.

(k)       Compliance Policies.  Such Borrower has provided (or has caused to be provided) to all Persons engaged by such Borrower to bid on Tax Liens for or on behalf of such Borrower a copy of the Compliance Policies and each such Person has delivered an executed acknowledgment regarding its completion of such compliance training, receipt of the Compliance Policies and its compliance therewith to such Borrower or the Servicer.

(l)        Security Interest.  Such Borrower has good and valid ownership of the Collateral, free and clear of all Liens other than Permitted Liens. The Transaction Documents constitute a valid and effective grant of a security interest, free and clear of any Liens (other than Permitted Liens) to the Lender of all right, title and interest (other than Retained Interests) of such Borrower in, to and under all of the Collateral, which security interest of first priority. To the extent that the UCC applies and such security interest can be perfected by either the filing of a financing statement or the taking of possession of by the Lender or its agent, such security interest is perfected. Such Borrower has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Collateral to any Person other than pursuant to the Transaction Documents. Such Borrower has not authorized the filing of any UCC financing statements naming such Borrower as debtor, other than any financing statement that has been terminated or filed pursuant to this Agreement.

(m)       [Reserved.]

(n)        Separateness.    Each of the Borrowers and the Borrower Representative is in compliance with the Special Purpose Entity Covenants.

(o)        REO Properties.  Such Borrower does not own any REO Properties.

(p)        Purpose of Loans.  Such Borrower has used the Loans only for the purposes of (i) acquiring Eligible Tax Liens (including Subsequent Tax Liens), (ii) making Distributions in accordance with its Governing Documents or (iii) the payment of transaction expenses.

Article VI

Covenants

Section 6.1      Covenants of the Borrower.

From the date hereof until the Facility Termination Date, each of the Borrower shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

(a)        Existence; Governing Documents; Conduct of Business.  Such Borrower shall (a) preserve and maintain its legal existence as a limited liability company solely in its jurisdiction of formation, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply in all material respects with its Governing Documents, including all special purpose entity provisions, and (d) not modify or amend in any material respect or terminate its Governing Documents. Such Borrower shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it and (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, except where any failure to do so would not have a Material Adverse Effect. Such Borrower shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 5.1(a), or (b) move, or consent to Custodian moving, the Tax Lien Files from the Custodian, unless in each case such Borrower has given at least thirty (30) days prior notice to the Lender and has taken all actions required under the UCC to continue the first priority perfected security interest of the Custodian in the Tax Liens.

(b)        Compliance with Laws, Contractual Obligations and Transaction Documents.  Such Borrower shall comply with all applicable Requirements of Law, including those relating to any Tax Lien and to the reporting and payment of taxes, except to the extent that any failure to so comply would not have a Material Adverse Effect. No part of the proceeds of any Loan shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Such Borrower shall comply with the Anti-Terrorism Laws, and will maintain sufficient information to identify relevant Persons for purposes of the Anti-Terrorism Laws. Such Borrower shall not take any action to terminate the Custodial Agreement, the Servicing Agreement or any other Transaction Document, in any case without the prior written consent of the Lender. Such Borrower shall not directly or indirectly enter into any agreement that would be violated or breached by the performance by such Borrower obligations under the Transaction Documents.

(c)        Structural Changes; Affiliate Transactions.  Such Borrower shall not enter into a merger or consolidation, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or consent to any changes in the ownership of its Equity Interests that will result in a Change of Control without the prior written consent of the Lender in its sole discretion. Such Borrower shall not consent to the Equity Interests of such Borrower or any property or assets of such Borrower being pledged to any Person other than the Lender. Such Borrower shall not enter into any transaction with any of its Affiliates unless such transaction is on fair and reasonable terms which are not materially less favorable to such Borrower than such Borrower would reasonably be expected to obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Borrower.

(d)        Protection of Custodian’s Interest As Agent for the Lender in Tax Liens.  With respect to each Tax Lien, the Borrower shall take all action required by the Transaction Documents, Tax Lien File or Requirements of Law, or reasonably requested by the Lender, to maintain the first priority security interest of the Lender in such Tax Lien, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. The Borrower shall, promptly upon obtaining knowledge of or receiving notice from the Lender of any event which has, or may, affect such security interest, take any actions necessary under Applicable Laws to perfect or protect the security interest granted to the Lender hereunder, and in any event within thirty (30) days of obtaining such knowledge or receiving such notice. Such Borrower shall comply with all requirements of the Custodial Agreement applicable to the Borrower with respect to each Tax Lien, including the delivery to Custodian of all required documents in the Tax Lien File with respect to each Tax Lien. Such Borrower shall (a) not assign, sell, transfer, pledge, hypothecate or grant to, or create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Collateral in favor of, any Person other than the Lender, (b) defend such each item of Collateral against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of the Lender in and to all Collateral against the claims and demands of all Persons whomsoever. Such Borrower shall mark its computer records and tapes relating to the Collateral to evidence the interests granted to the Lender. Such Borrower shall not take any action to cause any Tax Lien that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Tax Lien becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to the Custodian as agent for the Lender, together with endorsements required by the Lender in its discretion.

(e)        No Distributions or Liens.  Upon the occurrence of an Event of Default, such Borrower shall not declare or make any Distribution. Such Borrower shall not contract, create, incur, assume or permit to exist any indebtedness, guarantee or investments, except those (i) (A) arising or existing under or in connection with or contemplated under the Transaction Documents, and (B) incurred after the Closing Date to originate, acquire, maintain, protect, service, manage or realize upon Tax Liens and activities relating thereto. Such Borrower shall not (x) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (y) except as provided in the preceding clause (x), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing, other than Permitted Liens.

(f)        Maintenance of Property, Insurance and Tax Lien File.  Such Borrower shall (a) keep all material property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its material properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to the Lender upon its request information and certificates with respect to such insurance. Such Borrower shall maintain and implement administrative and operating procedures (including the ability to cause the Servicer to recreate records relating to the Tax Liens if the original records are destroyed) and shall keep and maintain all documents, books, records and other material information (including with respect to the Tax Liens) that are reasonably necessary or advisable in the conduct of its business.

(g)        [Reserved].

(h)        Delivery of Collections.    Such Borrower shall cause, and shall instruct the Servicer and the Custodian to cause, all Collections in respect of the Tax Liens to be deposited into the Collection Account in accordance with the provisions of this Agreement. In connection with each payment under a Tax Lien, such Borrower shall provide or cause to be provided to the Lender and the Custodian (to the extent not provided by the Servicer) sufficient detail to enable the Lender and the Custodian to identify the Tax Lien to which such payment applies. If such Borrower receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Tax Liens, or otherwise in respect thereof, such Borrower shall accept the same as agent for the Lender, hold the same in trust for the Lender and immediately transfer the same to Custodian as agent for the Lender or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as the Lender or the Custodian shall request. If any Collections are received by such Borrower, such Borrower shall pay or deliver (or cause to be paid and delivered) such Collections into the Collection Account within three (3) Business Days after receipt, and, until so paid or delivered, hold all such Collections in trust for the Lender, segregated from its other funds.

(i)         Delivery of Financial Statements and Other Information.  Such Borrower (or the Borrower Representative on its behalf) shall deliver (or cause to be delivered) the following to the Lender, as soon as available and in any event within the time periods specified:

     (i)        within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Encore Capital Group, Inc., (A) the unaudited, unqualified consolidated balance sheets of Encore Capital Group, Inc. (which shall include the Borrowers on a consolidated basis to the extent the Borrowers are consolidated with Encore Capital Group, Inc. pursuant to GAAP) as at the end of such period, and (B) the related unaudited, unqualified consolidated statements of income, and retained earnings for such period and the portion of the fiscal year through the end of such period (provided that so long as Encore Capital Group, Inc. is a reporting company, filing of the Form 10-Q by Encore Capital Group, Inc. with respect to a fiscal quarter within such 45-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for certified quarterly consolidated financial statements for such fiscal quarter under this clause (i));

     (ii)       within ninety (90) days after the end of each fiscal year of Encore Capital Group, Inc., (A) the audited, unqualified consolidated balance sheets of Encore Capital

Group, Inc. (which shall include the Borrowers on a consolidated basis to the extent the Borrowers are consolidated with Encore Capital Group, Inc. pursuant to GAAP) as at the end of such fiscal year, (B) the related audited, unqualified consolidated statements of income, retained earnings and cash flows for such year, and (C) an opinion thereon of BDO USA LLP or other nationally recognized public accounting firm, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and each Guarantor as at the end of and for such fiscal year in accordance with GAAP (provided that so long as Encore Capital Group, Inc. is a reporting company, filing of the Form 10-K by Encore Capital Group, Inc. with respect to a fiscal year within such 90-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for the annual audit report and consolidated financial statements for such fiscal year under this clause (ii));

    (iii)      [reserved];

    (iv)      [reserved];

    (v)       within twenty (20) days after the end of each month, (A) a report on redemption information and history of the Tax Liens, (B) a report reflecting new purchases of Tax Liens, (C) an aging report, based on the dollar amount of each Tax Lien, (D) an update to the report related to any Tax Lien delivered under Section 4.2(f) if there has been a material adverse change with respect to such Tax Lien, (E) an inventory report showing the current itemized Tax Liens and (F) a certificate showing the calculation of, and compliance with, the Borrowing Base, each signed and certified by a Responsible Officer of the Borrowers, each in form and substance acceptable to the Lender;

    (vi)      within five (5) days after the end of each calendar month, a report on new purchases for the period from the previous report delivered under this section until the date of such report, signed and certified by a Responsible Officer of the Borrower, in form and substance acceptable to the Lender;

    (vii)     contemporaneously with the delivery of any report under clauses (i) or (ii) above, a certificate of compliance showing Encore Capital Group, Inc.’s compliance or failure to comply with each financial covenant under the Senior Credit Agreement;

    (viii)     notice of the filing of an 8-K in connection with the amendment of the Senior Credit Agreement; and

    (ix)      such other information regarding the financial condition, operations or business of the Borrowers or any Guarantor as the Lender may reasonable request including, without limitation, the LTV calculation and Redemption Payment reports.

(j)        Delivery of Notices.    Such Borrower (or the Borrower Representative on its behalf) shall immediately notify the Lender of the occurrence of any of the following, together with a certificate of a Responsible Officer of such Borrower or the Borrower Representative setting forth details of such occurrence and any action such Borrower or the Borrower Representative has taken or proposes to take with respect thereto:

    (i)        a breach of any representation with respect to any Tax Lien;

    (ii)       any event or circumstance that would reasonably be expected to have a Material Adverse Effect;

    (iii)      the occurrence of any Default, Event of Default or Servicing Default;

    (iv)      the resignation or termination of the Servicer under the Servicing Agreement; and

    (v)       the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitration proceedings that (A) could have a material adverse effect on the Tax Liens and other property of such Borrower taken as a whole, (B) questions or challenges the validity or enforceability of any Transaction Document or any Tax Lien, or (C) individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(k)        Ownership of REO Properties.  Such Borrower shall not own or acquire any REO Properties.

(l)         [Reserved].

(m)       Special Purpose Entity Covenants.  Such Borrower shall comply with each of the Special Purpose Entity Covenants.

(n)        Requirements Relating to the Tax Liens.

    (i)        If the related Municipality issues certificates evidencing Tax Liens on a delayed basis, such Borrower shall (i) promptly comply with all requirements of such Municipality and each Applicable Statute to promptly secure ownership of each Tax Lien and (ii) promptly upon receipt of notice that such certificates are available for delivery, request from the Custodian, if required, the original receipt or other evidence received from such Municipality with respect to such Tax Lien and promptly deliver such receipt and any other documents necessary to obtain such certificates from such Municipality immediately upon the availability of such certificates and, upon receipt of such certificates, deliver such certificates to the Custodian.

    (ii)       Such Borrower shall timely and fully (i) comply with all provisions of all Applicable Statutes necessary or desirable to fully preserve all of the rights of a holder of a Tax Lien to receive all amounts in redemption of such Tax Lien, to foreclose on such Tax Lien, to acquire ownership of the related Property and to preserve and exercise any and all rights, duties and obligations of the holder of such Tax Lien under the Applicable Statutes and (ii) promptly and fully perform all duties and obligations of a holder of a Tax Lien under each Applicable Statute. In furtherance of the foregoing and not in limitation thereof, such Borrower shall deliver all notices required by or provided for in, each Applicable Statute to each Person entitled to receive such notices; each such notice shall be delivered in the form and by the means required, specified or otherwise permitted by the Applicable Statutes and within the timeframes provided for or required by the Applicable Statutes.

    (iii)       Upon receipt of notice that a Tax Lien has been redeemed, if the related certificate evidencing such Tax Lien is required to be surrendered to the related Municipality in order for the redemption to be paid to the holder of such Tax Lien, the Borrower shall, upon receipt of such certificate from the Custodian pursuant to the Custodial Agreement, deliver such certificate to the applicable Municipality, together with appropriate instructions to cause the redemption payment to be deposited into the Collection Account.

    (iv)       With respect to any Tax Lien that is an Assigned Tax Lien, the Borrower shall (i) periodically request from the Original Owner information regarding the redemption or other status of such Assigned Tax Lien and (ii) timely file all UCC continuation statements related to the original UCC filings. Upon receipt of notice that an Assigned Tax Lien has been redeemed, if the related certificate evidencing such Assigned Tax Lien is required to be surrendered to the related Municipality in order for the redemption to be paid to the holder of such Assigned Tax Lien, such Borrower shall request that the Custodian deliver to such Borrower or the Servicer the related certificate for the purpose of receiving such redemption amount and, upon receipt of such certificate from the Custodian, deliver such certificate to the applicable Municipality, together with appropriate instructions to cause the redemption payment to be deposited into the Collection Account.

(o)        Borrower Responsible.    Anything herein to the contrary notwithstanding, the Borrower shall perform (or shall cause the Servicer to perform) all of its obligations under the Tax Liens to the same extent as if a security interest in such Tax Liens had not been granted hereunder, and the exercise by the Lender of its rights hereunder shall not relieve such Borrower from such obligations. The Lender shall not have any obligation or liability with respect to any Tax Lien, nor shall any of them be obligated to perform any of the obligations of such Borrower thereunder.

(p)        Collections.    Such Borrower shall promptly (but in no event later than two (2) Business Days after the receipt thereof) deposit all Collections received by it in the Collection Account.

(q)        No Amendments.  Such Borrower will not and will not agree to any amendment, modification, waiver, restatement, replacement or novation of or to any Transaction Document, other than in accordance with its terms.

(r)        Use of Proceeds.  Such Borrower will use the Loans only for the purposes of (i) acquiring Eligible Tax Liens (including Subsequent Tax Liens), (ii) making Distributions in accordance with its Governing Documents or (iii) the payment of transaction expenses.

Article VII

Event of Defaults

Section 7.1      Events of Default.

Each of the following events shall be an “Event of Default”:

(a)        any Borrower fails to (i) make a payment of outstanding principal in respect of a Loan when due, whether by acceleration or otherwise, (ii) cure any Borrowing Base Deficiency when due in accordance with Section 2.7(c), (iii) make a payment of Interest within three (3) Business Days of when due, or (iv) make a payment of any other amount required under the Transaction Documents within five (5) Business Days of when due (unless otherwise specified in this Section 7.1), in each case in accordance with the Transaction Documents;

(b)        other than as set forth in clause (a) above, any Borrower fails to observe or perform any covenant or agreement made by it hereunder or under any Transaction Document to which such Borrower is a party, and such failure continues unremedied for ten (10) Business Days after the earlier of receipt by such Borrower of notice thereof of such failure from the Lender or knowledge of such failure by such Borrower;

(c)        any breach of a representation or warranty of any Borrower exists under any Transaction Document and continues unremedied for ten (10) Business Days after the earlier of receipt by such Borrower of notice of such breach from the Lender or knowledge of such breach by such Borrower; provided, that the breach of any of the asset-level representations and warranties set forth in Schedule A with respect to any Tax Lien shall not be considered a breach of this clause (c) if no Borrowing Base Deficiency exists (calculated after giving effect to such breach);

(d)        (i) any Borrower or the Borrower Representative defaults beyond any applicable grace period in paying any amount or performing any obligation under any of its indebtedness, (ii) the occurrence of an “Event of Default” under the Senior Credit Agreement and such “Event of Default” is, or has been, accelerated by the parties to the Senior Credit Agreement or (iii) the Borrower defaults beyond any applicable grace period in paying any amount or performing any obligation under any of its contractual obligations;

(e)        any Borrower defaults beyond any applicable grace period in paying any amount or performing any obligations due to the Lender or any Affiliate of the Lender any other financing, hedging agreement or other agreement (other than this Agreement or any other Transaction Document) with an outstanding amount of at least $500,000 and such default is continuing and results in the acceleration thereof or demand of payment in full thereon;

(f)         an Insolvency Event occurs with respect to any Borrower the Borrower Representative;

(g)        a Change of Control occurs, unless Lender has consented in accordance with Section 6.1(c);

(h)       a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate that is not insured against is entered against any Borrower or the Borrower Representative and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i)        any Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of the Borrower or the Borrower Representative, (ii) displace the senior management of any Borrower or the Borrower Representative or curtail the authority of the senior management of any Borrower or the Borrower Representative to conduct the business of any Borrower or the Borrower Representative as a matter of applicable law, or (iii) terminate the activities of any Borrower or the Borrower Representative under the Transaction Documents, and in each case such action is not discontinued or stayed within thirty (30) days;

(j)        any material right or remedy of the Lender or any material obligation, covenant, or agreement of any Borrower under the Transaction Documents, or any Lien granted by any Borrower under the Transaction Documents or with respect to Tax Liens, terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of any Borrower, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated in writing by any Borrower or any of its Affiliates;

(k)       the Lender ceases for any reason to have (i) a valid and perfected first priority security interest in the Equity Interests in any Borrower, (ii) a valid first priority security interest in any material portion or all of the Collateral or (iii) a valid and perfected first priority security interest in any material portion of the Collateral to the extent that the UCC applies and such security interest can be perfected by either the filing of a financing statement or the taking of possession of such Collateral by the Lender or its agent, in each case, subject to Permitted Liens, and in each case, such default continues unremedied for one (1) Business Day after the earlier of receipt by any Borrower of notice thereof from Lender or the discovery of such default by any Borrower; provided, that solely with respect to clauses (ii) or (iii), if (w) such default is caused by a change in Applicable Laws, (x) the Borrowers have notified the Lender of such default, (y) the Borrowers, in good faith, are taking action to cure such default, and (z) there are no other Liens on the Collateral other than Permitted Liens, then Borrowers shall have ten (10) Business Days to cure such default;

(l)        any Borrower fails to deposit (or cause to be deposited) into the Collection Account any Collections received by it within three (3) Business Days of when required hereunder;

(m)      [reserved];

(n)       any Borrower admits in writing its inability to, or its intention not to, perform any of its obligations under the Transaction Documents;

(o)        the occurrence of any of the of the following events: (i) a Servicer Event of Default which is continuing, (ii) the resignation of the Servicer, (iii) the Servicer shall assign any of its rights or delegate its duties or obligation under the Servicing Agreement other than in accordance with its terms, (iv) the Servicing Agreement shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Servicer, or (v) the Servicer or any Affiliate shall, directly or indirectly, contest in the aggregate, the effectiveness, validity, binding nature or enforceability of the Servicing Agreement;

(p)        the occurrence of a Guaranty Default which continues unremedied for ten (10) Business Days;

(q)        any termination event or event of default (however defined) shall have occurred and be continuing with respect to any Borrower under the Custodial Agreement or the Account Control Agreement and such termination event or event of default is not remedied within five (5) Business Days of the occurrence thereof, if such termination event or event of default is susceptible to being cured;

(r)        any assignment or attempted assignment by the Borrower of any of the Transaction Documents or any rights thereunder without first obtaining the written consent of the Lender if required thereunder; or

(s)        the grant by any Borrower of any security interest, lien or other encumbrance on any Tax Lien to any person other than the Lender.

Section 7.2      Actions Upon the Occurrence of an Event of Default.

(a)        Upon the occurrence of an Event of Default, the obligation, if any, of the Lender to make Loans shall terminate and the Lender may by notice to the Borrowers, declare the Termination Date to have occurred (provided, that upon the occurrence of any Event of Default described in Section 7.1(f) or (n)), no such declaration shall be necessary and the acceleration hereinafter described shall occur automatically), whereupon the Obligations shall be accelerated and the same, and all Interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lender may exercise any and all rights and remedies otherwise available to it, including rights available hereunder and all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following remedial actions:

    (i)        without notice to the Borrowers except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Note Balance, any Interest accrued thereon and or any other amount due and owing to any Lender against amounts payable to the Borrowers from the Interest Reserve Account, Expense Reserve Account, the Escrow Account, the Collection Account or any part of such accounts;

    (ii)       take any action permitted under the Transaction Documents; or

    (iii)   consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), without notice except as specified below, solicit and accept bids for and sell the Collateral or any part of the Collateral in one (1) or more parcels at public or private sale, at any exchange, broker’s board or at the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable, and the Lender shall apply the proceeds from the sale of the Collateral to any amounts payable by the Borrowers with respect to the Obligations in accordance with the priorities required by Section 2.7. Each of the Borrowers agree that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrowers in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrowers or any Person claiming the Collateral sold through the Borrowers and their respective successors or assigns.

(b)        Upon the completion of any sale under Section 7.2(a)(iii), the Borrowers will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Lender or by any purchaser, the Borrowers shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(c)        At any sale under Section 7.2(a)(iii), the Purchaser, the Lender may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. When purchasing property at a sale under Section 7.2(a)(iii), the Lender may set off the purchase price of such property against amounts owing to the Lender in payment of such purchase price up to the full amount owing to the Lender.

(d)        The Lender may exercise at the Borrowers’ sole expense any and all rights and remedies of the Borrowers under or in connection with the Collateral.

(e)        Following the occurrence of any Event of Default, the Lender may exercise any rights and all under the Lender POA.

Section 7.3      Exercise of Remedies.

No failure or delay on the part of the Lender to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrowers, on the one hand, and the Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 7.4      Waiver of Certain Laws.

Each of the Borrowers agrees, to the fullest extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and such Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Lender or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Lender or such court may determine.

Section 7.5      Power of Attorney.

Each of the Borrowers hereby irrevocably appoints the Lender its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article, including: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, such Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document, which power of attorney shall be evidenced by the delivery to the Lender on the Closing Date of a written power of attorney, duly executed by such Borrower and appropriately notarized (a “Lender POA”); provided, that the Lender shall not exercise any right under any Lender POA prior to the occurrence of an Event of Default. Nevertheless, if so requested by the Lender or a purchaser of any of the Collateral, such Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Lender or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

Article VIII

Indemnification and Increased Costs

Section 8.1      Indemnities by the Borrowers.

(a)        Without limiting any other rights which the Lender or its assignee or any of their respective Affiliates may have hereunder or under applicable law, each of the Borrowers shall release, defend, indemnify and hold harmless the Lender, Affiliates of the Lender and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than taxes with respect to which such Borrower is expressly not required to pay Additional Amounts under Section 8.4(a)), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Transaction Documents, the Tax Liens, the other Collateral, the Loans, any Property or related property, or any action taken or omitted to be taken by any Borrower, the Servicer, any Indemnified Person or any of their respective employees, managers, officers, directors or agents in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Transaction Document, any Loan or any Collateral, (ii) any claims, actions or damages by a Property Owner or lessee with respect to a Tax Lien or the related Property, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by any Borrower or the Servicer or any of their respective employees, managers, officers, directors or agents to perform or comply with any Transaction Document, Tax Lien, Requirements of Law or Applicable Statute, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Transaction Document or Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Transaction Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any item of Collateral or any Property or any liability asserted against the Lender or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Property by any Person or other source, whether related or unrelated to the Borrowers, the Servicer or any Property Owner, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to the Borrowers, the Servicer or any Property Owner in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Property by any Person or other source, whether related or unrelated to the Borrowers, the Servicer or any Property Owner, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Transaction Document or Tax Lien File to environmental matters in any way, (xiii) any Borrower’s or the Servicer’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 8.1, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by any Person in connection with any Tax Lien or other item of Collateral, each of the Borrowers shall defend, indemnify and hold each Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever in respect thereof or in connection therewith. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.1 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b)        If for any reason the indemnification provided in this Section 8.1 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then the Borrowers shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and the Borrowers on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)        An Indemnified Person may at any time send the Borrowers a notice showing in reasonable detail the basis for and calculation of Indemnified Amounts, and the Borrowers shall pay such Indemnified Amounts to such Indemnified Person within fifteen (15) Business Days after the Borrowers receives such notice. The obligations of the Borrowers under this Section 8.1 shall apply to Eligible Assignees and survive the termination of this Agreement.

Section 8.2      Breakfunding.

Each of the Borrowers shall indemnify the Lender and hold the Lender harmless from any loss, cost or expense (including reasonable legal fees and expenses) incurred or paid by the Lender as a result of (a) the termination by the Borrowers of any Loan requested by the Borrowers after the Borrowers has delivered to the Lender a Funding Request therefor, or (b) any conversion of the Interest Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Interest Period.

Section 8.3      Increased Costs; Capital Adequacy; Illegality.

(a)        If either (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Requirements of Law or (ii) the compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) subject the Lender to any Tax (except for any Taxes as to which an Additional Amount is payable or expressly not payable pursuant to Section 8.4(a)) with respect to any Loan hereunder, or any right or obligation to make Loans hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Lender or (c) impose any other condition affecting any Loan or the Lender’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to the Lender or to reduce the amount of any sum received or receivable by the Lender under this Agreement, under any other Transaction Document, then on the Payment Date in the calendar month following the calendar month during which the Lender demands payment (which demand shall be accompanied by a statement setting forth the basis for such demand and a reasonably estimated calculation of such demand), the Borrowers shall pay directly to the Lender such additional amount or amounts as will compensate the Lender for such additional or increased cost incurred or such reduction suffered.

(b)        If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by the Lender with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including compliance by the Lender with any request or directive regarding capital adequacy (including the transition to and implementation of the Basel III capital adequacy guidelines), but, in each case, excluding Taxes, has or would have the effect of reducing the rate of return on the capital of the Lender as a consequence of its obligations hereunder or arising in connection herewith to a level below that which the Lender could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Lender with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, on the Payment Date in the calendar month following the calendar month during which the Lender demands payment (which demand shall be accompanied by a statement setting forth the basis for such demand and a reasonably estimated calculation of such demand), the Borrowers shall pay directly to the Lender such additional amount or amounts as will compensate the Lender for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Statement of Financial Accounting Standards Nos. 166 or 167 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Borrowers with the assets and liabilities of the Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which the Lender may base a claim for reimbursement under this Section 8.3.

(c)        In determining any amount provided for in this Section 8.3, the Lender may use any reasonable averaging and attribution methods. The Lender making a claim under this Section 8.3 shall submit to the Borrowers a certificate describing such additional or increased cost or reduction in reasonable detail, which certificate shall be conclusive absent manifest error.

(d)        If the Lender shall notify the Borrowers that a Eurodollar Disruption Event has occurred, all Loans in respect of which Interest accrues at a rate based upon the LIBO Rate shall immediately be converted into Loans in respect of which Interest accrues at the Alternative Rate.

Section 8.4      Taxes.

(a)        All payments made by the Borrowers in respect of any Loan and all other payments made by the Borrowers under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrowers shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to the Lender will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) Taxes related to the net income, franchise taxes or branch profits taxes imposed on the Lender with respect to payments required to be made by the Borrowers under this Agreement, by a taxing jurisdiction in which the Lender is organized, has a lending office, or is paying taxes as of the Closing Date (ii) any Taxes attributable to the Lender’s failure to comply with Section 8.4(d) (to the extent and as expressly provided in Section 8.4(d)) or (iii) any U.S. federal withholding Taxes imposed under FATCA. If the Lender pays any Taxes in respect of which any Borrower is obligated to pay Additional Amounts under this Section 8.4, on the Payment Date in the calendar month following the calendar month during which the Lender demands payment, the Borrowers shall reimburse the Lender in full.

(b)        The Borrowers will indemnify the Lender for the full amount of Taxes in respect of which the Borrowers are required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that the Lender shall have provided the Borrowers with evidence, reasonably satisfactory to the Borrowers of payment of such Taxes. This indemnification shall be made on the Payment Date in the calendar month following the calendar month during which the Lender makes written demand therefor.

(c)        Within thirty (30) days after the date of any payment by the Borrowers of any Taxes pursuant to this Section 8.4, the Borrowers will furnish to the Lender appropriate evidence of payment thereof.

(d)        Any Lender (or participant as contemplated by Section 9.1) that is either (i) not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) not otherwise treated as a “United States person” under the Code (a “Foreign Lender”) shall provide the Borrowers with original properly completed and duly executed United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Person is either (1) entitled to benefits under an income tax treaty to which the United States is a party which eliminates or (2) otherwise fully exempt from United States withholding tax under sections 1441 through 1442 of the Code on payments to it or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States in either case, on or prior to the date upon which each such Foreign Lender becomes a Lender or participant hereunder. Each Foreign Lender will resubmit the appropriate form eliminating withholding tax on payments to it on the earliest of (A) the third anniversary of the prior submission, or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Person as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). If a payment made to a Foreign Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to the Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrowers to comply with its obligations under FATCA and or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 8.4(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For any period with respect to which the Foreign Lender has failed to provide the Borrowers with the appropriate form or other relevant document (x) as expressly required under this Section 8.4(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided under the first sentence of this Section 8.4(d) or except to the extent that, pursuant to this Section 8, amounts payable with respect to such taxes were payable to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or such Foreign Lender becomes a Lender or participant after and during the continuation of an Event of Default) or (y) otherwise as required to establish exemption from United States withholding under FACTA, such Person shall not be entitled to “gross-up” of Taxes under Section 8.4(a) or indemnification under Section 8.4(b) with respect to Taxes imposed by the United States which are imposed because of such failure; provided, however, that should Foreign Lender, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at no cost or expense to the Borrowers, take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes. Each Lender or participant that is a “United States person” within the meaning of the Code shall deliver to the Borrowers a duly executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not such Lender or participant is subject to backup withholding or information reporting requirements. Unless the Borrowers have received such forms or other documents or information as required by this Section 8.4(d) to establish such Lender’s or participant’s exception from backup withholding tax, the Borrower shall not be required to pay additional sums or indemnify such Lender or participant for any amount withheld. Within thirty (30) days of the written request of the Borrowers therefor, the Lender shall execute and deliver to the Borrowers such other certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrowers in applying for refunds of Taxes remitted hereunder; provided, however, that (i) the Lender shall not be required to deliver such certificates, forms or other documents if in its sole discretion it determines that the deliverance of such certificate, form or other document would have a material adverse effect on the Lender and (ii) the Borrowers shall reimburse the Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.

Article IX

Assignments; Participations

Section 9.1      Assignments and Participations.

(a)        The Lender may assign, with, prior to the occurrence of an Event of Default, the consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed), to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and each assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of the Lender hereunder and the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement; provided, for the avoidance of doubt, that no consent of the Borrowers shall be required after the occurrence of an Event of Default.

(b)        The Lender may sell participations, with, prior to the occurrence of an Event of Default, the consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed), to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of the Lender’s obligations hereunder and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement; provided, for the avoidance of doubt, that no consent of the Borrowers shall be required after the occurrence of an Event of Default. Notwithstanding anything herein to the contrary, each participant shall have the rights of the Lender (including any right to receive payment) under Sections 8.3 and 8.4.

(c)        With the consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed and such consent shall not be required with respect to any Affiliate of Lender), the Lender may disclose to any assignee or participant or proposed assignee or proposed participant, in each case, on a confidential basis, any confidential information relating to the Borrowers furnished to the Lender by or on behalf of the Borrowers.

(d)        Nothing herein shall prohibit the Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law.

(e)        Each Note shall be transferable only upon a register (the “Register”) maintained by the Lender as Registrar (the “Registrar”), acting solely for this purpose as an agent of the Borrowers. The Registrar shall maintain the Register at one of its offices for the recordation of the names and addresses of the owners of the Note from time to time only as and to the extent required by the Treasury Regulations under Section 103 of the Code to be in registered form. The Registrar shall record each transfer of the Note to a transferee on the Registrar upon written notification by the registered owner of such transfer (with the Registrar being allowed to rely conclusively on any such notification). The entries in the Register shall be conclusive, and the Borrowers and the Lender may deem and treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Note for the purpose of receiving payment of, or on account of, the principal and interest due on the Note and for all other purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Lender, at any reasonable time and from time to time upon reasonable prior notice.

Article X

Miscellaneous

Section 10.1    Amendments and Waivers.

No amendment, waiver, or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrowers and the Lender.

Section 10.2    Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or in a Joinder Agreement or specified in such party’s assignment and acceptance agreement related to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) notice by telex, when telexed against receipt of answer back, (iii) notice by facsimile copy, when verbal communication of receipt is obtained or (iv) notice by overnight courier, one Business Day after being deposited with such overnight courier service, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex. The Lender may regard any notice or other communication pursuant to any Transaction Document from any Borrower or the Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to any Borrower or the Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by any Borrower or the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 10.3    No Waiver, Rights and Remedies.

No failure on the part of the Lender or any assignee of any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 10.4    Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.5    Term of this Agreement.

This Agreement shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrowers pursuant to Article V and the indemnification and payment provisions of Article VIII, the provisions of Sections 10.7, 10.10 and 10.11 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement.

Section 10.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT AND ANY CLAIM WITH RESPECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 10.7    IMPORTANT WAIVERS.

(a)        TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH OF THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE LENDER OR ANY INDEMNIFIED PERSON.

(b)        TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE TRANSACTION DOCUMENTS, THE COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)        TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY PARTY OR INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, RECKLESS DISREGARD, WILLFUL OR WANTON MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY TRANSACTION DOCUMENT OR THE LOANS.

(d)        EACH OF THE BORROWERS CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTION DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)        EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE TRANSACTION DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)        TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, THE WAIVERS IN THIS SECTION ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE TRANSACTION DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)        THE PROVISIONS OF THIS SECTION SHALL SURVIVE TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

Section 10.8    Costs and Expenses.

(a)        The Borrowers shall promptly pay to or as directed by the Lender all out of pocket costs and expenses (including legal and Account Bank fees and expenses) incurred by the Lender in connection with (i) the preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Transaction Documents; provided, that Borrowers’ obligations under this clause (i) with respect to the Lender’s legal fees incurred in connection with the initial drafting, negotiation and establishment of the Transaction Documents on or prior to the Closing Date shall be capped at $150,000; (ii) conducting due diligence, inspection, review or other activities reasonably necessary to preserve any Tax Lien File; provided, that Borrowers’ obligations under this clause (ii) shall be capped at $30,000 per calendar year prior to an Event of Default; (iii) the enforcement of the Transaction Documents or the enforcement of the payment or performance by the Borrowers of any Obligations; and (iv) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement of or by the Lender relating to any Tax Lien.

(b)        The Borrowers shall pay on demand any and all stamp, sales, excise and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Transaction Documents.

Section 10.9    No Insolvency Proceedings.

Notwithstanding any prior termination of this Agreement, no party hereto shall, prior to the date which is one year and one day after the final payment of the Notes, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against any Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of any Borrower.

Section 10.10    Confidentiality.

Each of the parties hereto hereby acknowledges and agrees that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Transaction Documents or the transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (a) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (b) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (c) in connection with an assignment or participation, or (d) in the event of an Event of Default the Lenders or the Agent determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Collateral or otherwise to enforce or exercise the Lenders’ rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Loans, any fact relevant to understanding the federal, state and local tax treatment of the Loans, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that the Borrowers may not disclose the name of or identifying information with respect to the Lender or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Loans and is not relevant to understanding the federal, state and local tax treatment of the Loans, without the prior written consent of the Lender. The provisions set forth in this Section 10.10 shall survive the termination of this Agreement.

Section 10.11 Recourse Against Certain Parties.

(a)        No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Lender as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)        The provisions of this Section 10.11 shall survive the termination of this Agreement.

Section 10.12 Patriot Act Compliance.

The Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers, organizational documentation, director and shareholder information, and other information that will allow the Lender to identify the Borrowers in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Lender.

Section 10.13 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 10.14 Periodic Due Diligence Review.

At the Borrowers’ expense subject to Section 10.8, the Lender may perform continuing due diligence reviews with respect to the Tax Liens or any Borrower including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Transaction Documents or otherwise. Upon reasonable prior notice to the Borrowers, unless a Default or an Event of Default exists, in which case no notice is required, the Lender or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of the Borrowers and any Servicing Files or Tax Lien Files in the possession of the Borrowers. The Borrowers shall make available to the Lender one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of the Borrowers for the purpose of answering questions of the Lender concerning any of the foregoing. The Lender may lend against Tax Liens from the Borrowers based solely on the information provided by the Borrowers to the Lender and the representations, warranties, duties, obligations and covenants contained herein, and Lender may at any time conduct a partial or complete due diligence review on some or all of the Tax Liens including re-generating the information used to originate and underwrite such Collateral. The Lender may underwrite such Tax Liens itself or engage a mutually acceptable third party underwriter to do so.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PFS FINANCIAL 1, LLC, as a Borrower

By:	/s/ Paul Grinberg
Name: Paul Grinberg
Title: Treasurer

Address for Notices: 7990 1H-10 West, Suite 200 San Antonio, TX 78320

Attention: Fernando Peralta
E-mail:
Facsimile No.: 210-530-3064

PFS FINANCE HOLDINGS, LLC, as the Borrower Representative and on behalf of the Borrowers from time to time party hereto

By:	/s/ Paul Grinberg
Name: Paul Grinberg
Title: Treasurer

Address for Notices: 7990 1H-10 West, Suite 200 San Antonio, TX 78320

Attention: Fernando Peralta
E-mail:
Facsimile No.: 210-530-3064

[Signatures continue]

[Signature Page to Tax Lien Loan and Security Agreement]

WELLS FARGO BANK, N.A.,
as Lender

By:	/s/ John Rhee
Name: John Rhee
Title: Director

Address for Notices:

Wells Fargo Bank, N.A.
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Attention: Darren Esser, John Rhee, Joseph Regina, Jin Fu
Facsimile No.: 212-214-8970
Telephone No.: 212-214-5600

Bank: Wells Fargo Bank, N.A.
Location: San Francisco, CA
ABA Routing Number: 121-000-248
Account Name: REFS Ops
Account Number: 01005622833060
Reference: Propel Tax Lien Facility

[End of signatures]

[Signature Page to Tax Lien Loan and Security Agreement]

SCHEDULE A

ELIGIBLE TAX LIEN CRITERIA

[***]

[***]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sch A -1

SCHEDULE B

ELIGIBLE JURISDICTIONS

1. Alabama

2. Arizona

3. California

4. Connecticut

5. Florida

6. Georgia

7. Illinois

8. Indiana

9. Kentucky

10. New Jersey

11. New York

12. Ohio

13. Pennsylvania

14. South Carolina

15. Tennessee

16. Texas**

** Notwithstanding anything herein to the contrary, the State of Texas shall not be an “Eligible Jurisdiction” hereunder without the prior written consent of the Lender in its sole discretion.

Sch B - 1

SCHEDULE C

APPLICABLE STATUTES

Tax Liens (General)

Jurisdiction	Statutes
Alabama	Ala. Code §§ 40-10-180 - 198

Arizona	Ariz. Rev. Stat. §§ 42-11101 - 19160

California	Cal. Rev. & Tax. Code § 4501-4531

Connecticut	Conn. Gen. Stat. §§ 12-122-12-195h

Florida	Fla. Stat. §§ 197.102 - 602

Georgia	Ga. Code Ann.§ 48-3, 48-4

Illinois	Ill. Code R. 6-1.1-24

Indiana	Ind. Code §§ 6-1.1-1 - 1-45.5-9

Kentucky	Ky. Rev. Stat. §§ 11-134-.01 - .990

New Jersey	N.J. Rev. Stat. § 54:5-1- 137

New York**	N.Y. Real Prop. Tax Law §§ 100 - 2016

Ohio	Ohio Rev. Code Ann. §§ 5721.16

Pennsylvania	72 PA Code § 5860.101

South Carolina	S.C. Code Ann. § 12-49-10 - 12-49-1290

Tennessee	Tenn. Code Ann. §§ 67-5-2501

Texas	Tx. Fin. Code §§ 350.001-351.164

** New York Law only allows sales of tax liens to entities other than the New York Municipal Bond Bank Agency (the “bond bank”) for those counties, cities or towns that are not subject to the provisions of N.Y. Real Prop. Tax Law § 1104, which allows the sale of tax liens to entities other than the bond bank by counties, cities or towns having pre-existing tax lien collection laws as of January 1, 1993, or which adopted such a collection law by July 1, 1994, which allowed those counties, cities or towns to sell tax liens as a means of collection.

Sch C -1

SCHEDULE D

ADVANCE RATES

Jurisdiction	Advance Rate
Alabama	[***]

Arizona	[***]

California	[***]*

Connecticut	[***]*

Florida	[***]

Georgia	[***]*

Illinois	[***]

Indiana	[***]

Kentucky	[***]

New Jersey	[***]

New York	[***]*

Ohio	[***]*

Pennsylvania	[***]*

South Carolina	[***]

Tennessee	[***]

Texas	[***]

* [***]

[***]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sch D - 1

SCHEDULE E

TAX LIEN FILE

The Tax Lien File for each Tax Lien shall consist of each of the documents required to be delivered or otherwise provided by the related Borrower to the Lender or to the Custodian, as applicable, with respect to any Tax Lien, setting forth the following information with respect to such Tax Lien (as applicable for the related jurisdiction):

(a)        the number by which a Tax Lien is identified on the books and records of the Servicer and of the related Borrower;

(b)        the identification number assigned to such Tax Lien by the Municipality issuing such Tax Lien;

(c)        the street address of the related Property on the books and records of the related Municipality;

(d)        the tax block and lot designation (or similar identification designation) of the related Property;

(e)        the type of related Property;

(f)         the name and mailing address of the Property Owner on the books and records of the related Municipality;

(g)        the Principal Balance of such Tax Lien, with each component of such Principal Balance separately stated;

(h)        the Tax Lien Value of such Tax Lien, with each component of such Tax Lien Value separately stated;

(i)         the Market Value, assessed value and the equalization ratio (to the extent available) of the related Property, as of the proposed Funding Date related to such Tax Lien;

(j)         the then existing LTV related to such Tax Lien;

(k)        the date of creation of such Tax Lien, the date the related Municipality sold such Tax Lien and the date the related Borrower acquired or expects to acquire such Tax Lien;

(l)         all accrued interest, costs and expenses owed by the Property Owner with respect to such Tax Lien;

(m)       the date on which foreclosure proceedings may first be commenced and, if readily applicable, the date on which any such proceedings have been commenced with respect to such Tax Lien and the related Property;

Sch E - 1

(n)        the annualized interest rate (or penalty, if such penalty is recurring) at which such Tax Lien accrues interest (or penalty, as applicable) on the Principal Balance of such Tax Lien, excluding any one-time penalties, premiums (including Permitted Premiums), overbids, fees or subsequent liens bid rate for such Tax Lien;

(o)        whether such Tax Lien is an Assigned Tax Lien, and if so, the names and contact information of the Original Owner; and

(p)        if such Tax Lien is a Texas Tax Asset, copies of all loan agreements, notices, certificates and other forms related to the origination of such Texas Tax Asset and the transfer of the related lien from the Municipality to the related Borrower.

The Tax Lien File may be in the form of one or more documents, collectively setting forth all of the information required, and may be in the form of an excel file, a computer disk or other electronic files.

Sch E - 2

SCHEDULE F

LIST OF BORROWER SERIES

None.

Sch F - 1

EXHIBIT A

FORM OF FUNDING REQUEST

                        ,

Wells Fargo Bank, N.A.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Darren Esser, John Rhee, Joseph Regina, Jin Fu

Re:	Tax Lien Loan and Security Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of PFS Finance Holdings, LLC and is authorized to execute and deliver this Funding Request on behalf of the Borrowers pursuant to the Tax Lien Loan and Security Agreement, dated as of May 14, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among the Borrowers, the undersigned, as borrower representative, and Wells Fargo Bank, N.A., as Lender. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Loan and Security Agreement.

The Borrowers hereby request that a Loan be made under the Loan and Security Agreement on [—], 20[—] in the amount of $[—].

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrowers, as follows:

(a)        As of the date hereof, the Borrowing Base is [—]. Attached to this Funding Request is a true, complete and correct calculation of the Borrowing Base.

(b)        All of the conditions applicable to the requested Loan as set forth in the Loan and Security Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

PFS Finance Holdings, LLC, as Borrower Representative on behalf of the Borrowers

By:
Name:
Title:

Exh A - 1

Attachment 1

to

Funding Request

Borrowing Base Calculation

[see [—][—]) pages attached]

Exh A - 2

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned, PFS Financial 1, LLC, a Delaware limited liability company as a Borrower party to the Loan and Security Agreement from time to time (collectively, the “Borrowers”) jointly and severally promise to pay WELLS FARGO BANK, N.A. (the “Lender”), at the office of the Lender set forth in the Tax Lien Loan and Security Agreement, dated as of May 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among the Borrowers, PFS Finance Holdings, LLC, as Borrower Representative, and the Lender, on the Termination Date, in lawful money of the United States of America and in immediately available funds, the principal amount of $100,000,000.00, or, if less, the Lender’s Note Balance under the Loan and Security Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of the Loans from time to time outstanding at the rates and on the dates specified in the Loan and Security Agreement.

The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records, the date and the amount each Loan made by the Lender under the Loan and Security Agreement, each continuation thereof, the funding period for such Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Loan and Security Agreement in respect of the Loans.

Transfers of this Note must be made pursuant to the Register maintained pursuant to Section 9.01(e) of the Loan and Security Agreement. The Borrowers may deem and treat the Person in whose name this Note is recorded on the Register as the absolute owner of this Note for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes, notwithstanding notice to the contrary.

This Note is the Note referred to in the Loan and Security Agreement, and is entitled to the benefits thereof. Capitalized terms used herein and defined herein have the meanings given them in the Loan and Security Agreement. This Note is subject to periodic pay-downs, and optional and mandatory prepayment as provided in the Loan and Security Agreement.

Upon the occurrence of an Event of Default, the Lender shall have all of the remedies specified in the Loan and Security Agreement. The Borrowers hereby waive presentment, demand, protest, and all notices of any kind.

The Lender agrees that it will not transfer this Note if the effect of such transfer would, to its knowledge, (i) result in the aggregate number of “beneficial owners” (as defined in Section 3 of the Investment Company Act) of all of the outstanding securities of any Borrower or the Borrower Representative to exceed 80 or (ii) cause any of the Borrowers or the Borrower Representative to be deemed an “investment company”, as defined in the Investment Company Act, that is not exempt from the provisions thereof. Any purported transfer or other disposition

Exh B - 1

of this Note in violation of the foregoing restrictions will be void and of no effect. The Lender hereby certifies that it represents one “beneficial owner” as defined in Section 3(c)(1) of the Investment Company Act.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Exh B - 2

PFS Financial 1, LLC, as a Borrower

By:
Name:
Title:

Exh B - 1

Schedule 1 to

Note

Principal Amount of Loans	Interest on Loans	Payments on Loans	Notation by Date

Exh B - 2

EXHIBIT C

INDEPENDENT DIRECTOR/INDEPENDENT

MANAGER REQUIREMENTS

Any individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Lenders, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally recognized company reasonably approved by the Lender, in each case that is not an Affiliate of the Borrowers or the Servicer and that provides professional independent directors and independent managers and other corporate services in the ordinary course of its business, and in any case, which individual is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(q)        a member, partner, equity holder, manager, director, officer or employee of any Borrower, the Servicer, any of their respective equity holders or Affiliates (other than (a) as an Independent Manager or Independent Director of any Borrower and (b) as an Independent Director or Independent Manager of an Affiliate of any Borrower or the Servicer or any of their respective Affiliates that is a single-purpose bankruptcy-remote entity and that is required by a creditor to be a single purpose bankruptcy-remote entity, provided, that such Independent Director or Independent Manager is employed by a company that routinely provides professional independent directors or independent managers);

(r)        a creditor, supplier or service provider (including provider of professional services) to any Borrower, the Servicer or any of their respective Affiliates (other than a nationally recognized service provider that contractually provides Independent Managers or Independent Directors to Affiliates of any Borrower or the Servicer, in the ordinary course of its business);

(s)        a family member of any Person described in clause (a) or (b) above; or

(t)         a Person that controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a special purpose bankruptcy-remote entity affiliated with any Borrower or the Servicer shall not be disqualified from serving as an Independent Director or Independent Manager if the fees that such individual earns from serving as Independent Directors or Independent Managers of Affiliates of any Borrower or the Servicer in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

Exh C - 1

EXHIBIT D

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by PFS Financial 1, LLC [other Borrower] (“Grantor”) to WELLS FARGO BANK, N.A., as Lender (“Attorney”), pursuant to (i) the Loan and Security Agreement, dated as of May 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among the Grantor, as a borrower, the other Borrowers from time to time party thereto, PFS Finance Holdings, LLC, as Borrower Representative, and Wells Fargo Bank, N.A., as Lender, and (ii) the other Transaction Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan and Security Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Grantor until all Obligations have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or Lenders designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (a) exercise all rights and privileges of Grantor under the Transaction Documents; (b) pay or discharge any taxes, Liens or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property; (c) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (e) sell, transfer, pledge, make any agreement with respect to or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by

Exh D - 1

Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Loan and Security Agreement or any other Transaction Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Lender, as Lender thereon, all as fully and effectively as it might do; provided, that Attorney shall not exercise any of the foregoing powers and rights hereunder prior to the occurrence of an Event of Default. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of this          day of              201    .

PFS FINANCIAL 1, LLC [OTHER BORROWER]

By:
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)

On May         , 2013 before me,                                         , personally appeared                                          who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

(Seal)

Exh D - 2

EXHIBIT E

FORM OF NON-FINANCED TAX LIENS LIST

                    , 20

Wells Fargo Bank, N.A.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Darren Esser, John Rhee, Joseph Regina, Jin Fu

Re:	Tax Lien Loan and Security Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of PFS Finance Holdings, LLC and is authorized to execute and deliver this Non-Financed Tax Liens List on behalf of [Borrower Name] pursuant to the Tax Lien Loan and Security Agreement, dated as of May 15, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among the Borrowers, the undersigned, as borrower representative, and Wells Fargo Bank, N.A., as Lender. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Loan and Security Agreement.

The Borrower Representative hereby provides the Lender with notice that the Tax Liens listed on Annex A hereto and owned by [Borrower Name] should be listed as “Non-Financed Tax Liens” pursuant to Section 3.2(d) of the Loan and Security Agreement.

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrowers, as follows: (a) it has not requested a Loan be made, and no such Loan has been made, with respect to any Tax Lien listed on Annex A hereto and no Tax Lien listed on Annex A hereto is, or has been, an Eligible Tax Lien; (b) no Event of Default has occurred and is outstanding as of the date hereof and (c) all representations and warranties set forth in the Loan and Security Agreement are true and corrected as of the date hereof.

PFS Finance Holdings, LLC, as Borrower Representative on behalf of the Borrowers

By:
Name:
Title:

Exh E - 1

EXHIBIT F

SPECIAL PURPOSE ENTITY COVENANTS

Until the Facility Termination Date occurs, each of the Borrowers and the Borrower Representative agrees to (a) own no assets, and not engage in any business, other than the assets and business specifically contemplated by this Agreement and any other Transaction Document, (b) not incur any indebtedness or other material obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as permitted under this Agreement and any other Transaction Document, (c) not make any loans or advances to any Affiliate or third party and not acquire obligations or securities of its Affiliates, except that the Borrower Representative may own the Borrowers, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary or desirable to observe all organizational formalities and to preserve its existence, and not amend, modify, waive provisions of or otherwise change in any material respect its Governing Documents, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of such Person from such Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on such Person’s own separate balance sheet and except that the Borrower Representative and the Borrowers may share bank accounts as provided in the Transaction Documents) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law or it is a disregarded entity for tax purposes), (h) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, and not identify itself or any of its Affiliates as a division of the other (except to the extent it is treated as a division of any Affiliate for tax purposes), (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent (provided that this provision shall not require any Person to make contributions of equity capital to such Person), (j) not engage in any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as permitted under this Agreement and any other Transaction Document), (k) not commingle its funds or other assets with those of any Affiliate or any other Person, except that the Borrower Representative and the Borrowers may share bank accounts as provided in the Transaction Documents, (l) maintain its properties, funds, accounts and assets separate and segregated from those of any other Person, except that the Borrower Representative and the Borrowers may share bank accounts as provided in the Transaction Documents, (m) not hold itself out to be responsible for the debts or obligations of any other Person (other than pursuant to the Transaction Documents), (n) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (o) have at least one Independent Director or Independent Manager and provide the Lender with at least two (2) Business Days prior notice of the removal by its member of any Independent Director or Independent Manager, together with the name and contact information of the replacement

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Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (p) except as set forth in the Transaction Documents, not enter into any transaction with an Affiliate of such Person except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction, (q) use separate stationery, invoices and checks bearing its own name, (r) allocate fairly and reasonably any overhead for shared office space and for services performed by any employee of an Affiliate, (s) not pledge its assets to any Person, other than as contemplated by the Transaction Documents, (w) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity, other than as contemplated by the Transaction Documents (including, without limitation, the Borrower Representative forming and owning the Borrowers), and (x) ensure that its Governing Documents provide that (i) upon the resignation or dissolution of the last remaining member of such Person, the Independent Manager or special member be automatically admitted as a member of such Person and (ii) any such Person admitted pursuant to such provision of the limited liability company agreement of such Person described in clause (i) above shall not (x) own any economic interest in such Person, (y) have any obligation to make any capital contribution to such Person or (z) receive any Equity Interest in such Person.

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